UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Eastman Chemical Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER TO STOCKHOLDERS
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION REGARDING THE ANNUAL MEETING
ITEM 1 -- ELECTION OF DIRECTORS
ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
APPENDIX A -- AUDIT COMMITTEE CHARTER
FORMS OF PROXY
FORM OF LETTER TO EMPLOYEE STOCKHOLDERS WHO HOLD SHARES THROUGH PLANS

March 28, 2005
Dear Fellow Stockholder:
      Our Annual Meeting will be held at the Toy F. Reid Employee Center, located at 400 South Wilcox Drive, in Kingsport, Tennessee, on May 5, 2005, at 11:30 a.m. Doors to the meeting will open at 10:30 a.m. The business to be considered and voted upon at the meeting is explained in the accompanying proxy materials (consisting of the Notice of Annual Meeting, the Proxy Statement, and the proxy card). A copy of Eastman’s 2004 Annual Report to Stockholders accompanies these materials.
      Your vote is important for this year’s Annual Meeting, regardless of the number of shares you own. Signing and returning a proxy card or submitting your proxy via the Internet or telephone will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Whether you choose to vote by proxy card, telephone, or computer, I urge you to vote as soon as possible. If you are a record holder, an admission ticket for the Annual Meeting is included with your proxy card. If you received our proxy materials from a broker or bank and do not have an admission ticket but wish to attend the meeting, please call (423) 229-4647.
      Thank you for your support of our Company.

Sincerely,

J. Brian Ferguson
Chairman and Chief Executive Officer

EASTMAN CHEMICAL COMPANY
100 North Eastman Road
Kingsport, Tennessee 37660
(423) 229-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2005

To Our Stockholders:
      The 2005 Annual Meeting of Stockholders of Eastman Chemical Company (“Eastman” or the “Company”) will be held at the Toy F. Reid Employee Center, located at 400 South Wilcox Drive, Kingsport, Tennessee, on May 5, 2005, at 11:30 a.m., local time, for the following purposes:

•	Elect Directors. To consider and act upon the election of three directors to serve in the class for which the term in office expires at the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified;

•	Ratify Appointment of Independent Accountants. To consider and act upon ratification of the action by the Audit Committee of the Board of Directors appointing PricewaterhouseCoopers LLP as independent accountants for the Company for 2005; and

•	Other Business. To transact such other business as may come properly before the Annual Meeting or any adjournments or postponements thereof.
      Only stockholders of record at the close of business on March 15, 2005 are entitled to vote at the Annual Meeting. It is important that your shares be represented and voted at the Annual Meeting. Please vote by proxy in one of these ways:

•	Use the toll-free telephone number shown on your proxy card or voting instruction form (if you received the proxy materials by mail from a broker or bank);

•	By Internet at the web address shown on your proxy card or voting instruction form; or

•	Mark, sign, date and promptly return your proxy card or voting instruction form in the postage-paid envelope provided.
      Signing and returning the proxy card or submitting your proxy via Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting.

By order of the Board of Directors

Theresa K. Lee
Chief Legal Officer and Corporate Secretary
March 28, 2005

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS OF
EASTMAN CHEMICAL COMPANY
TO BE HELD ON MAY 5, 2005
INFORMATION REGARDING THE ANNUAL MEETING
Proxy Statement and Annual Meeting
     This Proxy Statement is dated March 28, 2005 and is first being mailed and delivered electronically to Eastman stockholders, and made available on the Internet at the Company’s website (www.eastman.com), on or about March 31, 2005. This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on May 5, 2005, and at any adjournments or postponements thereof. At the Annual Meeting, stockholders will be asked to consider and vote on the items of business listed in the accompanying Notice of Annual Meeting and described in more detail under “Proposals to be Voted Upon at the Annual Meeting.”
Voting By Proxy
     By executing and returning your proxy (either by returning the paper proxy card or by submitting your proxy electronically via the Internet, or by telephone), you appoint Richard A. Lorraine, the Company’s Chief Financial Officer, and Theresa K. Lee, the Company’s Chief Legal Officer and Corporate Secretary, to represent you at the Annual Meeting and direct them to vote your shares at the Annual Meeting according to your instructions. Shares of common stock represented by proxy will be voted by the proxy holders at the Annual Meeting in accordance with your instructions as indicated in the proxy. If you properly execute and return your proxy (in paper form, electronically via the Internet, or by telephone) but do not indicate any voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors as to the matters identified in this Proxy Statement and in the best judgment of the proxy holders as to any other matters.
     Stockholders of record may vote by proxy in one of three ways:

•	by telephone: call (800) 542-1160 and follow the instructions on your proxy card;

•	via the Internet: visit the www.votefast.com website and follow the instructions on your proxy card; or

•	by mail: mark, sign, date and mail your proxy card in the enclosed postage-paid envelope.
The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions, and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access and telephone or cable service providers, that must be paid by the stockholder.
     If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Telephone and Internet voting is also offered to stockholders who own their shares through certain banks and brokers.
How to Revoke Your Proxy
     You may revoke your proxy at any time before its exercise at the Annual Meeting by:

•	giving written notice of revocation to the Corporate Secretary of the Company;

•	executing and delivering a later-dated, signed proxy card or submitting a later-dated proxy via the Internet or by telephone before the Annual Meeting; or

•	voting in person at the Annual Meeting.
All written notices of revocation or other communications with respect to revocation of proxies should be sent to Eastman Chemical Company, P.O. Box 511, Kingsport, Tennessee 37662-5075, Attention: Corporate Secretary, so that they are received before the Annual Meeting.

Record Date; Stockholders Entitled to Vote; Voting Rights
      The Company’s Board of Directors has fixed the close of business on March 15, 2005 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. Only holders of record of shares of common stock as of the record date will be entitled to vote at the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.
      As of the record date, there were 80,283,453 shares of common stock issued and outstanding. Holders of common stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of common stock they hold of record as of the record date.
Quorum
      The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to conduct business at the Annual Meeting. Abstentions, votes withheld, and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a nominee (such as a broker or bank) holding shares in “street name” as the registered holder for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.
Vote Required for Approval of Each Matter to be Considered
      A plurality of the votes cast is required for the election of directors. With respect to the election of directors, stockholders may by proxy (1) vote “for” all three nominees, (2) “withhold” authority to vote for all such nominees, or (3) withhold authority to vote for any individual nominee or nominees but vote for all other nominee(s). Because directors are elected by a plurality of the votes cast (meaning the three nominees receiving the greatest number of votes will be elected), withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election. Similarly, any broker non-votes are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors.
      The affirmative vote of a majority of the votes cast is required for approval of the ratification of the appointment of independent accountants. With respect to this item, stockholders may (1) vote “for,” (2) vote “against,” or (3) “abstain” from voting. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.
Proxy Solicitation Costs
      The Company will bear the cost of soliciting proxies and the cost of the Annual Meeting. In addition to the solicitation of stockholders by mail and electronic means, proxies may be solicited by telephone, facsimile, personal contact, and similar means by directors, officers, or employees of the Company, none of whom will be specially compensated for these activities. The Company also contacts brokerage houses, banks, nominees, custodians, and fiduciaries who can be identified as record holders of common stock. Such holders, after inquiry by the Company, provide certain information concerning beneficial owners not objecting to the disclosure of such information and the quantities of proxy materials and annual reports needed to supply such materials to beneficial owners, and the Company reimburses such record holders for the expense of providing such beneficial ownership information and of mailing proxy materials and annual reports to beneficial owners. Georgeson Shareholder has been retained by the Company to assist with the solicitation of proxies for a fee of $11,000 plus reimbursement of out-of-pocket expenses.

Matters Raised at the Annual Meeting Not Included in this Proxy Statement
      The Company’s management does not expect any business to be acted upon at the Annual Meeting other than as described in this Proxy Statement under “Proposals to be Voted Upon at the Annual Meeting.” If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act on those matters for you according to their best judgment.
Stockholder Proposals for the 2006 Annual Meeting
      In accordance with rules of the Securities and Exchange Commission (the “SEC”), if you wish to submit a proposal for presentation at Eastman’s 2006 Annual Meeting of Stockholders, it must be received by the Company at its principal executive offices on or before November 28, 2005 in order to be included in the Company’s proxy materials relating to its 2006 Annual Meeting of Stockholders.
      In addition, the Company’s Bylaws, as amended, require that a proposal to be submitted by a stockholder for a vote of the Company’s stockholders at an annual meeting of stockholders, whether or not also submitted for inclusion in the Company’s proxy materials, must be preceded by adequate and timely notice to the Corporate Secretary of the Company. To be adequate, the notice must set forth certain information specified in our Bylaws (which are available through the “Investors — Corporate Governance” section of the Company’s website, and which also will be provided to any stockholder upon written request) about the stockholder and the proposal and be delivered to the Corporate Secretary of the Company not less than 45 days prior to the day of the month on which the notice of the immediately preceding year’s annual meeting of stockholders was first sent to the stockholders of the Company. If, as expected, notice of the Annual Meeting is first sent to stockholders on March 31, 2005, then such advance notice would be timely if delivered on or before February 14, 2006.
Nominations by Stockholders for Election to the Board of Directors
      The Company’s Bylaws provide that nominations by stockholders of persons for election to the Board of Directors may be made by giving adequate notice to the Corporate Secretary of the Company. To be adequate, the nomination notice must set forth certain information specified in our Bylaws (which are available through the “Investors — Corporate Governance” section of the Company’s website, and which also will be provided upon written request) about each stockholder submitting a nomination and each person being nominated and be delivered to the Secretary not less than 45 days prior to the day of the month on which notice of the immediately preceding year’s annual meeting of stockholders was first sent to the stockholders of the Company. The Nominating and Corporate Governance Committee of the Board of Directors will consider persons nominated by stockholders and recommend to the full Board whether or not such nominee should be included with the Board’s nominees for election by stockholders. See “Proposals to be Voted Upon at the Annual Meeting — Item 1 — Election of Directors — Board Committees — Nominating and Corporate Governance Committee  — Director Nominations.”
Annual Report to Stockholders, Annual Report on Form 10-K, and Corporate Governance Materials
      The Company’s Annual Report to Stockholders for 2004, including consolidated financial statements for the year ended December 31, 2004, is being mailed and delivered electronically to stockholders, and made available on the Internet at the Company’s web site, concurrently with this Proxy Statement but does not form any part of the proxy solicitation material. Upon the written request of any stockholder, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the SEC. Requests may be made to Eastman Chemical Company, P.O. Box 511, Kingsport, Tennessee 37662-5075, Attention: Investor Relations. This information is also available via the Internet at the Company’s web site, and the version of such report (with exhibits) filed with the SEC is available at the SEC’s web site (www.sec.gov).
      The Company also makes available free of charge, through the “Investors — Corporate Governance” section of its Internet web site, its Corporate Governance Guidelines, the charters of each of the committees of the Board, and codes of business conduct and ethics for directors, officers and employees. Such materials are also available in print upon written request of any stockholder to Eastman Chemical Company, P.O. Box 511, Kingsport, Tennessee 37662-5075, Attention: Investor Relations.
Stockholder Communications to the Board of Directors
      Stockholders may communicate with non-management directors in writing by directing such communications to the Chair of the Nominating and Corporate Governance Committee, Eastman Chemical Company, P.O. Box 1976, Kingsport, Tennessee 37662-5075. Any written communications from stockholders concerning substantive Board or Company matters are promptly forwarded by the office of the Corporate Secretary to the Chair of the Nominating and Corporate Governance Committee, and the office of the Corporate Secretary keeps and regularly provides to the Chair of the Nominating and Corporate Governance Committee a summary of any written communications received.

PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING
ITEM 1 — ELECTION OF DIRECTORS
      The Company’s Board of Directors is divided into three classes, with the terms of office of the respective classes ending in successive years. Under the Company’s Bylaws, a director reaching age 70 during any term of office continues to be qualified to serve only until the next annual meeting of stockholders following his or her 70th birthday (or, if approved by unanimous action of the Board of Directors, until the next annual meeting following his or her 71st birthday). Unless additional terms of office are approved by the Board of Directors in certain circumstances, the maximum number of consecutive full three-year terms of office that may be served by any director is three.
      Four directors are currently in the class for which the term in office expires at the Annual Meeting; three of these four directors have each been nominated for re-election for a new three-year term. Under the Board retirement and term-limit policy, Calvin A. Campbell, Jr., whose current term expires at the Annual Meeting, will not stand for re-election at the Annual Meeting. Michael P. Connors was elected by the Board since the 2004 Annual Meeting of Stockholders in the class for which the term in office expires at the Annual Meeting. The terms of the other six directors continue after the Annual Meeting.
      The stockholders are being asked to vote on the election of three directors to the class for which the term of office shall expire at the Annual Meeting of Stockholders in 2008 and their successors are duly elected and qualified. All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction, your shares will be voted for the election of the three nominees identified below. If any nominee is unable or unwilling to serve (which is not anticipated), the persons designated as proxies will vote your shares for the remaining nominees and for another nominee proposed by the Board or, as an alternative, the Board could reduce the number of directors to be elected at the Annual Meeting.
      The nominees have been recommended to the Board of Directors by the Nominating and Corporate Governance Committee of the Board. (See “Board Committees — Nominating and Corporate Governance Committee”.) The Board of Directors unanimously recommends that you vote “FOR” election of the three nominees identified below.
      Set forth below is certain information regarding each director nominated for re-election or whose term in office will continue after the Annual Meeting.

NOMINEES FOR DIRECTOR Term Expiring Annual Meeting 2008

MICHAEL P. CONNORS (director since March 2005)

Mr. Connors has served as a member of the Executive Board of VNU N.V., a major worldwide media and marketing information company, since the merger of ACNielsen into VNU in February 2001, and also currently serves as Chairman and Chief Executive Officer of VNU Media Measurement & Information Group and Chairman of VNU World Directories. He previously was Vice Chairman of the Board of ACNielsen from its spin-off from the Dun & Bradstreet Corporation in 1996 until 2001, was Senior Vice President of American Express Travel Related Services from 1989 until 1996, and before that was a Corporate Vice President of Sprint Corporation. In January 2005, VNU announced that Mr. Connors was resigning from the VNU Executive Board effective April 1, 2005 and as Chairman and Chief Executive Officer of VNU Media Measurement & Information Group effective June 30, 2005 to pursue other opportunities. Mr. Connors is also a member of the board of directors of NetRatings, Inc. Mr. Connors is 49.

J. BRIAN FERGUSON (director since January 2002)

Mr. Ferguson has been Chairman of the Board and Chief Executive Officer of the Company since January 2002. He joined Eastman in 1977. Mr. Ferguson was named Vice President, Industry and Federal Affairs in 1994, became Managing Director, Greater China in 1997, was named President, Eastman Chemical Asia Pacific in 1998, became President, Polymers Group in 1999, and became President, Chemicals Group in 2001. He serves as a member of the American Chemistry Council Board of Directors and the National Association of Manufacturers Board of Directors, on the Executive Committee of the Business Roundtable, on the President’s Export Council, and as a Trustee of the United States Council for International Business. Mr. Ferguson is 50.

DONALD W. GRIFFIN (director since May 1999)

Mr. Griffin was Chairman of the Board of Olin Corporation, a manufacturer of chemicals, metals, and ammunition, from 1996 until his retirement in April 2003. He joined Olin in 1961, served in a series of marketing and management positions prior to appointment to the position of President and Chief Operating Officer in 1994, became Chairman, President, and Chief Executive Officer in 1996, and retired as President and Chief Executive Officer in 2002. Mr. Griffin is a member of the boards of directors of Olin Corporation and of Barnes Group, Inc., and serves as a trustee of the University of Evansville and the Buffalo Bill Historical Center. Mr. Griffin is 68.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE Term Expiring Annual Meeting 2006

STEPHEN R. DEMERITT (director since February 2003)

Mr. Demeritt has served as Vice Chairman of General Mills, Inc. since 1999. General Mills is a leading producer of packaged consumer foods. He joined General Mills in 1969 and has served in a variety of marketing positions, including President, International Foods from 1991 to 1993 and Chief Executive Officer of Cereal Partners Worldwide, General Mills’ global cereal joint venture with Nestle, from 1993 to 1999. Mr. Demeritt is 61.

ROBERT M. HERNANDEZ (director since August 2002)

Mr. Hernandez has been Chairman of the Board of RTI International Metals, Inc. since 1990, and was Vice Chairman of the Board and Chief Financial Officer of USX Corporation from 1994 until his retirement in December 2001. He joined U.S. Steel Corporation, the predecessor of USX, in 1968, and held positions of increasing responsibility in the financial and operating organizations, including Vice President and Treasurer from 1984 to 1987, Senior Vice President and Controller from 1987 to 1989, President, U.S. Diversified Group from 1989 to 1990, Senior Vice President, Finance from 1990 to 1991, and Executive Vice President and Chief Financial Officer from 1991 to 1994. RTI, a NYSE listed company, is a leading U.S. producer of titanium mill products and fabricated-metal parts for the global market, and was affiliated with USX prior to 2000. Mr. Hernandez is also Lead Director of American Casualty Excess (ACE) Ltd. and Vice Chairman of the Board of Trustees of BlackRock Mutual Funds. Mr. Hernandez is 60.

DAVID W. RAISBECK (director since December 2000)

Mr. Raisbeck is Vice Chairman of Cargill, Incorporated, an agricultural trading and processing company. He joined Cargill in 1971 and has held a variety of merchandising and management positions focused primarily in the commodity and financial trading businesses. Mr. Raisbeck was elected President of Cargill’s Financial Markets Division in 1988, President of Cargill’s Trading Sector in 1993, a director of Cargill in 1994, Executive Vice President in 1995, and to his current position in 1999. He is also a member of the board of directors of Cardinal Health, Inc. Mr. Raisbeck is 55.

Term Expiring Annual Meeting 2007

RENÉE J. HORNBAKER (director since September 2003)

Ms. Hornbaker served as Vice President and Chief Financial Officer of Flowserve Corporation from 1997 until her resignation in June 2004. Flowserve is a leading provider of industrial flow management products and services. In 1977, Ms. Hornbaker joined the accounting firm Deloitte, Haskins & Sells, now Deloitte & Touche Tohmatsu, where she became a senior manager of its audit practice in the firm’s Chicago office. Following that, she served in senior financial positions with several major companies from 1986 until 1996, when she joined BW/IP, Inc., a predecessor of Flowserve, as Vice President, Business Development. Ms. Hornbaker is 52.

THOMAS H. MCLAIN (director since February 2004)

Mr. McLain has served as Chairman, Chief Executive Officer, and President of Nabi Biopharmaceuticals since May 2004 and was Chief Executive Officer, President and a director of Nabi from June 2002 until May 2004. Nabi is a biotechnology company that applies its knowledge of the human immune system to commercialize and develop products that address serious, unmet medical needs in the areas of infectious, autoimmune and addictive diseases. Previously, Mr. McLain served as President, Chief Operating Officer and a director from November 2002 to June 2003, and from April 2001 to November 2002, he served as Executive Vice President and Chief Operating Officer. From 1998 to April 2001, Mr. McLain served as Senior Vice President, Corporate Services and Chief Financial Officer. From 1988 to 1998, Mr. McLain was employed by Bausch & Lomb, Inc., a global eye care company, where he held various senior financial management positions of increasing responsibility. Before joining Bausch & Lomb, Mr. McLain practiced with the accounting firm of Ernst & Young LLP. Mr. McLain is 47.

PETER M. WOOD (director since May 2000)

Mr. Wood served as Managing Director of J.P. Morgan & Company, an investment banking firm, from 1986 until his retirement in 1996, and was Vice President, Mergers & Acquisitions, of Kidder, Peabody & Company, Inc., an investment banking firm, from 1981 to 1986. From 1966 to 1981 Mr. Wood was a member (and a partner since 1971) of the international management consulting firm of McKinsey & Company. Mr. Wood was non-executive Chairman of the Board of Stone & Webster, Incorporated from August 2000 to February 2004. He is also a member of the board of directors of Middlesex Mutual Assurance Company. Mr. Wood is 66.

Director Independence
      The Board of Directors and its Nominating and Corporate Governance Committee have reviewed the standards of independence for directors established by applicable laws and regulations, including the listing standards of the New York Stock Exchange, and by the Company’s Corporate Governance Guidelines and have reviewed and evaluated the relationships of directors with the Company and its management. Based upon this review and evaluation, the Board has determined that none of the current non-management members of the Board of Directors has a relationship with the Company or its management that would interfere with such director’s exercise of independent judgment, and that each non-employee member of the Board of Directors is an independent director.
      In making this determination, the Nominating and Corporate Governance Committee and the Board reviewed and evaluated all direct and indirect transactions and relationships between the Company and non- management directors and their affiliates. Under the New York Stock Exchange listing standards and the Corporate Governance Guidelines, an “independent” director is one who has “no direct or indirect material relationship with the Company or its management” and who:

•	has not been employed by the Company or any of its subsidiaries or affiliates, and who has no immediate family member who has been an executive officer of the Company, within the previous three years;

•	has not received, and whose immediate family member has not received, within the previous three years more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;

•	as to the Company’s internal or external auditor, is not, and whose immediate family member is not, a partner; is not employed by, and whose immediate family member is not employed by and does not participate in the firm’s audit, assurance, or tax compliance practice; has not been, and whose immediate family member has not been, within the last three years, and is not currently, a partner or employee and personally worked on the Company’s audit;

•	is not and has not in the past three years been employed, and whose immediate family member is not and has not in the past three years been employed, as an executive officer of another company where any of the Company’s present executives at the same time serve or served on that company’s compensation committee;

•	is not an employee of, and whose immediate family member is not an executive officer of, another company that has made payments to, or received payments from, the Company for property or services in an amount that exceeds, in any of the last three years, the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•	has no personal services contract with the Company, any subsidiary or affiliate of the Company or any executive officer;

•	does not have any other business relationship with the Company or any of its subsidiaries or affiliates (other than service as a director) that the Company would be required to disclose in proxy statements or in annual reports on Form 10-K filed with the SEC;

•	is not an executive officer of another company that is indebted to the Company or to which the Company is indebted and the total amount of either company’s indebtedness to the other is more than 1 percent of the total consolidated assets of the company that he or she serves as an executive officer;

•	is not an officer, director, or trustee of a charitable organization to which discretionary charitable contributions to the organization by the Company or an affiliate are more than 1 percent of that organization’s total annual charitable receipts or $100,000, whichever is less; and

•	is not a director, executive officer, partner, or greater than 10% equity holder of an entity that provides advisory, consulting, or professional services to the Company, any of its affiliates, or any executive officer.

Board Committees
      The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation and Management Development Committee, a Finance Committee, and a Health, Safety, Environmental and Security Committee. All committee members are non-management, independent directors. The written charter of each committee of the Board is available in the “Investors — Corporate Governance” section of the Company’s internet web site.
      The non-management directors meet in an “executive session” (i.e., without management) at each regularly scheduled Board of Directors meeting and at such other times as the Board may determine. The presiding director of each such executive session is the chair of the committee with authority and expertise pertinent to the subject matters to be discussed or, if the subjects to be addressed do not directly pertain to one of the committees, a presiding director is appointed by the Chairman of the Board on a rotating basis.
      Audit Committee. The members of the Audit Committee are Messrs. Wood (Chair), Hernandez, and McLain, and Ms. Hornbaker. The Audit Committee held 10 meetings during 2004. The purpose of the Audit Committee is to assist the Board in fulfilling the Board’s oversight responsibilities relating to:

•	the integrity of the financial statements of the Company and the Company’s system of internal controls;

•	the Company’s management of and compliance with legal and regulatory requirements;

•	the independence and performance of the Company’s internal auditors;

•	the qualifications, independence, and performance of the Company’s independent auditors; and

•	the retention and termination of the Company’s independent auditors, including the approval of fees and other terms of their engagement, and the approval of non-audit relationships with the independent auditors. See“Item 2 — Ratification of Appointment of Independent Accountants.”
      The Board of Directors has determined that each member of the Audit Committee is “independent” and is an “audit committee financial expert” under applicable provisions of the New York Stock Exchange’s listing standards and of the Securities Exchange Act of 1934 and rules promulgated thereunder. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement.
Audit Committee Report
      The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent auditors, the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended December 31, 2004. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees), as amended.
      The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”), and has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with maintaining their independence.
      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC.
Audit Committee
Peter M. Wood (Chair)
Robert M. Hernandez
Renée J. Hornbaker
Thomas H. McLain

      Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Campbell (Chair), Connors, Demeritt, Griffin, and Raisbeck. After the Annual Meeting, Mr. Demeritt will serve as Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held six meetings during 2004. The purpose of the Nominating and Corporate Governance Committee is to:

•	identify individuals qualified to become Board members;

•	recommend to the Board candidates to fill Board vacancies and newly-created director positions;

•	recommend to the Board whether incumbent directors should be nominated for re-election to the Board upon the expiration of their terms;

•	develop and recommend corporate governance principles;

•	review and make recommendations to the Board regarding director compensation; and

•	recommend committee structures, membership, and chairs.
      Director Nominations. The Nominating and Corporate Governance Committee is responsible for reviewing and selecting potential directors who possess the skills, knowledge, and understanding necessary for the Board of Directors to successfully perform its role in corporate governance. The Nominating and Corporate Governance Committee considers not only an individual director’s or possible nominee’s qualities, performance, and professional responsibilities, but also the then-current composition of the Board of Directors and the challenges and needs of the Board of Directors as a whole at that time. In general, the desired attributes of individual directors, including those of any nominees of stockholders, are as follows:

•	integrity and demonstrated high ethical standards;

•	experience with business administration processes and principles;

•	the ability to express opinions, raise difficult questions, and make informed, independent judgments;

•	knowledge, experience, and skills in at least one specialty area, for example:

•	accounting or finance,

•	corporate management,

•	marketing,

•	manufacturing,

•	technology,

•	information systems,

•	the chemical industry,

•	international business, or

•	legal or governmental expertise;

•	the ability to devote sufficient time to prepare for and attend Board of Directors meetings (it is assumed that service on up to three other boards of directors will not impair a director’s service on the Company’s Board; the Nominating and Corporate Governance Committee will review instances in which a director serves on more than three other for-profit companies’ boards of directors);

•	willingness and ability to work with other members of the Board of Directors in an open and constructive manner;

•	the ability to communicate clearly and persuasively; and

•	diversity in gender, ethnic background, geographic origin, or personal and professional experience.

      The Nominating and Corporate Governance Committee will consider persons nominated by stockholders and recommend to the full Board whether or not such nominee should be included with the Board’s nominees for election by stockholders. See “Information Regarding the Annual Meeting — Nominations by Stockholders for Election to Board of Directors”. The Board and the Nominating and Corporate Governance Committee have from time to time engaged the services of director search firms to assist in the identification of qualified potential director nominees.
      Compensation and Management Development Committee. The members of the Compensation and Management Development Committee (the “Compensation Committee”) are Messrs. Griffin (Chair), Campbell, Connors, Demeritt, and Raisbeck. The Compensation Committee held six meetings during 2004. The purpose of the Compensation Committee is to establish and administer the Company’s policies, programs, and procedures for evaluating, developing, and compensating the Company’s senior management. Among other things, the committee discharges the Board’s responsibilities relating to compensation of the Company’s executive officers, reviews and approves the adoption of cash and equity-based incentive management compensation plans, oversees the administration of the Company’s benefits plans, and produces a report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders in accordance with applicable SEC rules and regulations. (See “Executive Compensation — Compensation and Management Development Committee Report on Executive Compensation”).
      Finance Committee. All of the directors except Mr. Ferguson are members, and Mr. Raisbeck is the Chair, of the Finance Committee. The Finance Committee held five meetings during 2004. The purpose of the Finance Committee is to review with management and, where appropriate, make recommendations to the Board regarding the Company’s financial position and financing activities, including consideration of the Company’s financing plans, corporate transactions (including acquisitions and divestitures), capital expenditures, financial status of the Eastman Retirement Assistance Plan (the Company’s defined benefit pension plan), and payment of dividends.
      Health, Safety, Environmental and Security Committee. All of the directors except Mr. Ferguson are members, and Mr. Hernandez is the Chair, of the Health, Safety, Environmental and Security Committee. The Heath, Safety, Environmental and Security Committee held two meetings during 2004. The purpose of the Health, Safety, Environmental and Security Committee is to review with management and, where appropriate, make recommendations to the Board regarding the Company’s policies and practices concerning health, safety, environmental and security matters.
Director Board and Stockholder Meeting Attendance
      The Board of Directors held six meetings during 2004. Each director attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).
      The Board of Directors meets before each annual meeting of stockholders, and the directors in attendance at such Board meeting attend the annual meeting of stockholders. All directors continuing in office attended the 2004 Annual Meeting of Stockholders.

Director Compensation
      Directors’ Annual Compensation. Each non-employee director receives the following cash fees, in addition to payment or reimbursement of expenses related to director service:

Annual Retainer for Serving as Director	$80,000
Annual Deferred Retainer (into Stock Account of Directors’ Deferred Compensation Plan)	15,000
Annual Retainer for Serving as Chair of Audit Committee	12,000
Annual Retainer for Serving as Chair of Compensation and Management Development Committee	9,000
Annual Retainer for Serving as Chair of Nominating and Corporate Governance Committee	9,000
Annual Retainer for Serving as Chair of Finance Committee	6,000
Annual Retainer for Serving as Chair of Health, Safety, Environmental and Security Committee	6,000
Annual Retainer for Serving as a Member of the Audit Committee	6,000
      Non-employee directors are also entitled to compensation on a “per diem” basis for significant time spent outside Board or committee meetings for director training, interviewing director candidates, meeting with Company management, meetings with external auditors, or other meetings or activities deemed necessary by the Board or one of its committees, with each such fee equal in amount to $1,500 per event.
      Directors who are also employees of the Company receive no Board or committee fees.
      Director Long-Term Compensation Plan. The Company’s 2002 Director Long-Term Compensation Plan (the “DLTP”) provides for an automatic one-time restricted stock award and annual option grants and restricted stock awards to each non-employee director. (The DLTP replaced the 1999 Director Long-Term Compensation Plan, which was substantially similar to the DLTP. Under a prior plan, the 1994 Director Long-Term Compensation Plan, each non-employee director received a one-time restricted stock award and option grant on the first day of his or her initial term of service as a director.) The maximum number of shares of common stock that may be granted or subject to awards under the DLTP is 200,000, subject to adjustment in the event of stock splits, stock dividends, or changes in capital structure affecting common stock. No award may be made under the DLTP after the later of May 1, 2007 or the Company’s 2007 Annual Meeting of Stockholders.
           Annual Option Grants. Under the DLTP, immediately following each annual meeting of stockholders, each non-employee director receives a non-qualified stock option to purchase 2,000 shares of common stock. Such options have an exercise price equal to the fair market value of the underlying shares of common stock on the date the options are granted. The options vest and become exercisable with respect to one-half of the option shares on the first anniversary of the date of the grant and with respect to the remaining shares on the second anniversary of the date of the grant. Each such option has a term of ten years and is nonassignable (except by will or the laws of descent and distribution). If the grantee ceases to be a director for any reason other than death, disability, or completion of his or her normal term of service, all outstanding unexercised options, whether or not vested, will expire.
           If an option is exercised by the surrender of previously-owned shares of common stock while the director is still a director or within 60 days thereafter, then the director exercising the option will be granted a new “reload” option for the number of shares so surrendered. Such reload option will have a term equal to the remaining term of the original option, will have an exercise price equal to the fair market value of the underlying shares as of the date of exercise of the original option, and will otherwise have the same terms and conditions as the original option. Reload options will not, however, have similar replacement rights, and will be exercisable on the earlier of six months from the date of grant or the date of the grantee’s termination as a director.

           Annual Restricted Stock Awards. Immediately following each annual meeting of stockholders, each non-employee director is granted an award of shares of common stock having a fair market value equal to $5,000 as of such date, subject to certain restrictions. The restricted shares are not transferable (except by will or the laws of descent and distribution) and are subject to forfeiture until the earlier of: (i) the third anniversary of grant (provided the grantee is still a director), (ii) death, disability, or resignation due to term limit or retirement age during the three years after grant, or (iii) departure from the Board at the end of the term of service to which elected. If none of the three alternative vesting events occurs by the third anniversary of the grant date, then the shares are forfeited. During the restricted period, the director has all of the rights of a stockholder (other than the right to transfer the shares) with respect to the restricted shares, including voting and dividend rights.
           One-Time Restricted Stock Awards. In addition to the options and restricted shares described above, each non-employee director is granted, on the first date of such director’s term of service as a director, an award of shares of common stock having a fair market value equal to $10,000 as of such date, subject to certain restrictions. These restricted shares are not transferable (except by will or the laws of descent and distribution) and are subject to forfeiture until the earlier of: (i) the third anniversary of grant (provided the grantee is still a director), (ii) death, disability or resignation due to term limit or retirement age during the three years after grant, or (iii) failure to be reelected as a director during the three years after grant. If none of the three alternative vesting events occurs by the third anniversary of the grant date, then the shares are forfeited. During the restricted period, the director has all of the rights of a stockholder (other than the right to transfer the shares) with respect to the restricted shares, including voting and dividend rights.
           Treatment of Options and Restricted Stock Upon “Change In Control.” The DLTP contains provisions regarding the treatment of options and restricted shares in the event of a “change in control” of the Company (as defined in the DLTP, generally involving circumstances in which the Company is acquired by another entity or its controlling ownership is changed). In such event, all outstanding options would immediately vest and become exercisable and all outstanding shares of restricted stock would immediately vest and become transferable, and such options and shares would be valued and cashed out on the basis of the change in control price as soon as practicable but in no event more than 90 days after the change in control. However, the Nominating and Corporate Governance Committee has the discretion, notwithstanding any particular event constituting a change in control, to determine that the event is of the type that does not warrant the described consequences with respect to options and restricted shares under the DLTP, in which case such consequences would not occur.
      Non-Employee Director Stock Option Plan. Under the Company’s 1996 Non-Employee Director Stock Option Plan (the “Director Stock Option Plan”), each non-employee director may elect to receive options to purchase common stock in lieu of his or her annual retainer fees (but not meeting fees or other compensation as a director). A maximum of 150,000 shares of common stock are available for the grant of stock options under the Director Stock Option Plan, subject to adjustment in the event of stock splits, stock dividends, or changes in capital structure affecting common stock. No grant may be made under the Director Stock Option Plan after May 2, 2006.
           Options In Lieu of Retainer Fees. Each non-employee director may make an annual advance irrevocable election to receive all or a portion of his or her retainer to be earned in the following year in options to purchase Eastman common stock. The number of shares of common stock underlying stock options granted is determined by multiplying the amount of the annual retainer the director elects to receive in stock options by three and one-third, then dividing by the fair market value per share of common stock on the date the options are granted. The exercise price per share of all stock options granted under the Director Stock Option Plan is the fair market value per share of common stock on the grant date. Options granted under the Director Stock Option Plan are not exercisable until six months from the date of grant, and remain exercisable thereafter until the tenth anniversary of the date of grant, regardless of whether the participant is still a director.
           Treatment of Options Upon “Change In Control.” Upon the occurrence of a “change in control” of the Company (as defined in the Director Stock Option Plan, generally involving circumstances in which the

Company is acquired by another entity or its controlling ownership is changed), any and all outstanding options under the Director Stock Option Plan become immediately exercisable.
      Directors’ Deferred Compensation Plan. The Company maintains the Directors’ Deferred Compensation Plan (the “DDCP”), an unfunded, non-qualified, deferred compensation plan under which non-employee directors of the Company may elect to defer compensation received as a director until such time as they cease to serve as a director. Non-employee directors may make an annual advance irrevocable election to defer compensation for services to be rendered the following year. Compensation that may be deferred includes all cash compensation for service as a director, including retainer and “per diem” fees. In addition, beginning in 2005, $15,000 of each non-employee director’s annual retainer fee is automatically deferred into the director’s Stock Account of the DDCP.
           Terms of Deferral of Director Compensation. The deferred amounts may be credited to individual “Interest Accounts” under the DDCP (which are credited with interest until transfer or distribution at the prime rate as quoted in The Wall Street Journal), to individual “Stock Accounts” under the DDCP (which increase or decrease in value depending upon the market price of Eastman common stock), or to a combination thereof. Under the Stock Account, dollar amounts are “invested” in hypothetical shares of the Company’s common stock. If cash dividends are declared on shares of common stock, then any participant who has hypothetical shares in his or her Stock Account receives a dividend equivalent which is used to “purchase” additional hypothetical shares under the DDCP. A participant may elect to transfer the dollar amount of all or any portion of his or her Stock Account to the Interest Account, or vice versa.
           As to monies deferred prior to January 1, 2005, and earnings thereon, upon termination as a director (i) the value of a participant’s Interest Account and Stock Account will be paid, in cash, in a single lump sum or up to ten annual installments, as determined in the sole discretion of the Nominating and Corporate Governance Committee; and (ii) payment will commence in any year up through the tenth year following termination of directorship, as determined by the Nominating and Corporate Governance Committee, except that payment must commence no later than the year in which the participant reaches age 71. As to monies deferred after December 31, 2004, and earnings thereon, in order to comply with Section 409A of the Internal Revenue Code, the decisions regarding timing and form of payment will be made by each director by advance election, rather than by the Nominating and Corporate Governance Committee.
           As to monies deferred prior to January 1, 2005, and earnings thereon, the DDCP provides that a participant, whether or not still a director, may request that part or all of such participant’s Interest Account and Stock Account be distributed immediately in the event of a severe financial hardship. The determination of whether a hardship exists will be made by the Nominating and Corporate Governance Committee.
           As to monies deferred prior to January 1, 2005, and earnings thereon, the DDCP also provides that a participant may withdraw at any time all or a portion of his or her balances in the Interest Account and Stock Account, provided that the participant forfeits 10% of the balance of his or her accounts and will not be permitted to participate in the DDCP for a period of 36 months from the date of the early withdrawal payment. In addition, if, within any six month period, either 50% or more of the DDCP participants elect such early withdrawal from the DDCP or 20% or more of DDCP participants with aggregate account balances valued at 50% or more of the total value of all DDCP accounts elect such early withdrawal, then the accounts of each remaining DDCP participant will be distributed in a single lump sum.
           Treatment of Deferred Compensation Upon “Change In Control.” If the Company undergoes a “change in control” (as defined in the DDCP, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed), then the accounts of each participant, whether or not the participant is still a director, will be paid in a single lump sum no later than 90 days following the change in control. As to monies deferred after December 31, 2004, and earnings thereon, in order to comply with Section 409A of the Internal Revenue Code, it may be necessary to delay payment until the participant’s termination as a director.

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
      The Audit Committee of the Board of Directors has retained PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2005.
      PricewaterhouseCoopers LLP also served as the Company’s independent accountants for the years ended December 31, 2004 and 2003, and has billed the Company the following amounts for fees and related expenses for professional services rendered during 2004 and 2003:

Audit Fees: $5,825,550, in the aggregate, for the year ended December 31, 2004, and $2,722,250, in the aggregate, for the year ended December 31, 2003, for professional services rendered for the audits of the consolidated financial statements of the Company (including the audit of internal controls over financial reporting as of December 31, 2004), statutory and subsidiary audits, issuance of comfort letters, and assistance with review of documents filed with the SEC.

Audit-Related Fees: $3,135,661, in the aggregate, for the year ended December 31, 2004, and $502,877, in the aggregate, for the year ended December 31, 2003, for assurance and related services, including employee benefit plan audits, other audit procedures, and consultations concerning financial accounting and reporting standards. In addition, included as part of the “Audit-Related Fees” for 2004 was approximately $3,000,000 for services rendered in connection with carve out financial statement audits associated with divested assets, businesses and product lines. (Under the terms of the sale of such assets, businesses and product lines, the Company is entitled to reimbursement by the purchaser for such fee payments.)

Tax Fees: $1,481,225, in the aggregate, for the year ended December 31, 2004, and $1,283,956, in the aggregate, for the year ended December 31, 2003, for services related to tax compliance, including expatriate tax services and preparation of tax returns and claims for refunds, tax planning and tax advice, assistance with respect to tax audits, and requests for rulings for technical advice from tax authorities.

All Other Fees: $12,900, in the aggregate, for the year ended December 31, 2004, and $10,950, in the aggregate, for the year ended December 31, 2003, for all services other than those covered above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.” “All Other Fees” were for services rendered related to technology licensing.
      All auditing and non-audit services provided to the Company by the independent accountants are pre-approved by the Audit Committee or in certain instances by the Chair of the Audit Committee pursuant to delegated authority. At the beginning of each year, the Audit Committee reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent accountants. During the year, specific audit and non-audit services or fees not previously approved by the Audit Committee are approved in advance by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority. In addition, during the year the Chief Financial Officer and the Audit Committee monitor actual fees to the independent accountants for audit and non-audit services.
      The stockholders are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP. All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction, your shares will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company.
      A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement on behalf of the firm if he desires to do so. The representative is also expected to be available to respond to appropriate questions from stockholders.
      The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Common Stock
      The table below sets forth certain information regarding the beneficial ownership of Eastman common stock as of December 31, 2004 by each director, by each executive officer named in the Summary Compensation Table (under “Executive Compensation — Compensation Tables”), and by the directors, the named executive officers, and the other executive officers as a group.

	Number of Shares of
	Common Stock Beneficially
Name	Owned(1)(2)

J. Brian Ferguson	402,572	(3)
Theresa K. Lee	76,136	(4)
Richard A. Lorraine	142,746	(5)
James P. Rogers	317,707	(6)
Allan R. Rothwell	132,310	(7)
Calvin A. Campbell, Jr.	12,358	(8)
Michael P. Connors	165	(9)
Stephen R. Demeritt	2,573	(10)
Donald W. Griffin	9,697	(11)
Robert M. Hernandez	4,504	(12)
Renée J. Hornbaker	1,392	(13)
Thomas H. McLain	438	(14)
David W. Raisbeck	5,708	(15)
Peter M. Wood	8,678	(16)
Directors, named executives, and other executive officers as a group (17 persons)	1,189,714	(17)

(1) Information relating to beneficial ownership is based upon information furnished by each person using “beneficial ownership” concepts set forth in rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of common stock referred to in the table.
(2) The total number of shares of common stock beneficially owned by the directors, the named executive officers, and the other executive officers as a group represents approximately 1.48% of the shares of common stock outstanding as of December 31, 2004. The percentage beneficially owned by any individual director or executive officer does not exceed one percent of the outstanding shares of common stock. Shares not outstanding which are subject to options exercisable within 60 days by persons in the group or a named individual are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by the group or such individual.
(3) Includes 362,544 shares that may be acquired upon exercise of options, 578 shares allocated to Mr. Ferguson’s Employee Stock Ownership Plan (“ESOP”) account, and 28,020 restricted shares that generally vest as to one-third of the shares in each of October 2005, 2006 and 2007, but as to which Mr. Ferguson currently has voting power.
(4) Includes 65,060 shares that may be acquired upon exercise of options, 737 shares allocated to Ms. Lee’s ESOP account, and 5,000 restricted shares that generally vest as to one-half of the shares in December 2005 and 2006, respectively, but as to which Ms. Lee currently has voting power.
(5) Includes 21 shares allocated to Mr. Lorraine’s ESOP account and 20,000 restricted shares that generally vest in December 2006 but as to which Mr. Lorraine currently has voting power. Also includes 122,725 shares owned by the Eastman Chemical Company Foundation, Inc., of which shares Mr. Lorraine may also be deemed a beneficial owner by virtue of his shared voting and investment power as a director of the Foundation.

(6) Includes 295,087 shares that may be acquired upon exercise of options and 1,025 shares allocated to Mr. Rogers’ ESOP account.
(7) Includes 109,100 shares that may be acquired upon exercise of options, 769 shares allocated to Mr. Rothwell’s ESOP account, and 10,000 restricted shares that generally vest in December 2005 but as to which Mr. Rothwell currently has voting power.
(8) Includes 7,000 shares that may be acquired upon exercise of options, 111 restricted shares that generally vest in May 2005, but as to which Mr. Campbell currently has voting power, 166 restricted shares that generally vest in May 2006, but as to which he currently has voting power, and 114 restricted shares that generally vest in May 2007, but as to which he currently has voting power.
(9) As of March 15, 2005, the date of Mr. Connors’ election to the Board. Consists of 165 restricted shares that generally vest in March 2008, but as to which he currently has voting power.

(10) Includes 1,000 shares that may be acquired upon exercise of options, 293 restricted shares that generally vest in February 2006, but as to which Mr. Demeritt currently has voting power, 166 restricted shares that generally vest in May 2006, but as to which he currently has voting power, and 114 restricted shares that generally vest in May 2007, but as to which he currently has voting power.
(11) Includes 7,000 shares that may be acquired upon exercise of options, 111 restricted shares that generally vest in May 2005, but as to which Mr. Griffin currently has voting power, 166 restricted shares that generally vest in May 2006, but as to which he currently has voting power, and 114 restricted shares that generally vest in May 2007, but as to which he currently has voting power.
(12) Includes 1,000 shares that may be acquired upon exercise of options, 224 restricted shares that generally vest in August 2005, but as to which Mr. Hernandez currently has voting power, 166 restricted shares that generally vest in May 2006, but as to which he currently has voting power, and 114 restricted shares that generally vest in May 2007, but as to which he currently has voting power.
(13) Includes 278 restricted shares that generally vest in September 2006, but as to which Ms. Hornbaker currently has voting power, and 114 restricted shares that generally vest in May 2007, but as to which she currently has voting power.
(14) Includes 252 restricted shares that generally vest in February 2007, but as to which Mr. McLain currently has voting power, and 114 restricted shares that generally vest in May 2007, but as to which he currently has voting power. Also includes 52 shares held by Mr. McLain’s spouse, as to which shares Mr. McLain disclaims beneficial ownership.
(15) Includes 5,000 shares that may be acquired upon exercise of options, 111 restricted shares that generally vest in May 2005, but as to which Mr. Raisbeck currently has voting power, 166 restricted shares that generally vest in May 2006, but as to which he currently has voting power, and 114 restricted shares that generally vest in May 2007, but as to which he currently has voting power.
(16) Includes 6,000 shares that may be acquired upon exercise of options, 111 restricted shares that generally vest in May 2005, but as to which Mr. Wood currently has voting power, 166 restricted shares that generally vest in May 2006, but as to which he currently has voting power, and 114 restricted shares that generally vest in May 2007, but as to which he currently has voting power. Also includes 1,000 shares held by Mr. Wood’s spouse, as to which shares Mr. Wood disclaims beneficial ownership.
(17) Includes a total of 915,834 shares that may be acquired upon exercise of options and 5,011 shares allocated to executive officers’ ESOP accounts. Also includes 122,725 shares owned by the Eastman Chemical Company Foundation, Inc., of which shares Mr. Lorraine and one other executive officer not named above may each be deemed a beneficial owner by virtue of their shared voting and investment power as directors of the Foundation.
Common Stock and Common Stock Units
      In addition to shares of Eastman common stock beneficially owned, certain executive officers and directors have units of common stock (“Common Stock Units”) credited to their individual Stock Accounts in the Eastman Executive Deferred Compensation Plan (the “EDCP”) and in the DDCP, respectively. See “Item 1 — Election of Directors — Director Compensation — Directors’ Deferred Compensation Plan,” “Executive Compensation — Compensation Tables — Summary Compensation Table” and “— Compensation and Management Development Committee Report on Executive Compensation.”

      Eastman has stock ownership guidelines for its directors and executive officers. These guidelines require such persons to acquire and maintain a stake in the Company valued at three times annual base pay for the Chief Executive Officer, two times annual base pay for the other executive officers named in the Summary Compensation Table, and one and one-half times the annual retainer fee for non-employee directors. See “Executive Compensation — Compensation and Management Development Committee Report on Executive Compensation.” Common Stock Units are counted with certain shares of common stock beneficially owned (excluding certain shares that may be deemed beneficially owned under SEC rules, such as shares underlying options and shares over which the individual shares voting and investment power but in which the individual has no pecuniary interest) for purposes of the Company’s stock ownership guidelines. Common Stock Units represent hypothetical “investments” in Eastman common stock. The value of one Common Stock Unit is equal to the market value of one share of Eastman common stock. Although the DDCP and EDCP allow Common Stock Units to be paid out only in the form of cash, and not in shares of common stock, Common Stock Units create essentially the same stake in the market performance of the Company’s common stock as do actual shares of common stock. The table below shows, for each director and each executive officer named in the Summary Compensation Table, and for the directors, the named executive officers, and the other executive officers as a group, the aggregate of the number of shares of common stock beneficially owned by such person and group, as set forth in the preceding table, and the number of Common Stock Units credited to the Stock Accounts of such person and group as of December 31, 2004. The table below is included to provide a better indication of the stake of the named individuals, and of the group, with respect to Eastman common stock.

Number of Shares of
Common Stock and
Common Stock Units
Name	Beneficially Owned

J. Brian Ferguson	417,414
Theresa K. Lee	88,927
Richard A. Lorraine	142,746 (1)
James P. Rogers	317,707
Allan R. Rothwell	136,558
Calvin A. Campbell, Jr.	12,358
Michael P. Connors	165
Stephen R. Demeritt	2,573
Donald W. Griffin	9,697
Robert M. Hernandez	4,504
Renée J. Hornbaker	2,290
Thomas H. McLain	438
David W. Raisbeck	12,308
Peter M. Wood	8,678
Directors, named executives, and other executive officers as a group (17 persons)	1,232,813 (1)

(1)	Includes 122,725 shares owned by the Eastman Chemical Company Foundation, Inc., over which shares Mr. Lorraine and one other executive officer not named share voting and investment power as directors of the Foundation but in which shares such executive officers have no pecuniary interest.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table sets forth certain information regarding the only known beneficial owners of more than 5% of Eastman common stock as of December 31, 2004.

	Number of Shares of		Percent
	Common Stock		of
Name and Address of Beneficial Owner	Beneficially Owned		Class(1)

FMR Corp. (Fidelity)	7,794,089	(2)	9.71%
82 Devonshire Street
Boston, Massachusetts 02109

Lord, Abbett & Co. LLC	7,464,870	(3)	9.29%
90 Hudson Street
Jersey City, New Jersey 07302

Barclays Global Investors N.A.	4,987,572	(4)	6.21%
45 Fremont Street
San Francisco, California 94105

(1)	Based upon the number of shares of common stock outstanding and entitled to be voted at the Annual Meeting as of the record date.
(2)	As of December 31, 2004, based on a Schedule 13G filed with the SEC by FMR Corp. (Fidelity), a parent holding company, and affiliated investment advisers, investment companies, trusts, and controlling individuals. According to the Schedule 13G, FMR Corp. and such affiliated entities and persons together have sole investment power with respect to all of such shares and sole voting power with respect to 595,926 of such shares.
(3)	As of December 31, 2004, based on a Schedule 13G filed with the SEC by Lord, Abbett & Co. LLC, an investment adviser. According to the Schedule 13G, Lord, Abbett has sole investment and voting power with respect to all of such shares.
(4)	As of December 31, 2004, based on a Schedule 13G filed with the SEC by Barclays Global Investors N.A., a bank, and certain affiliated bank, broker-dealer, and investment adviser entities. According to the Schedule 13G, Barclays Global Investors and such affiliated entities together have sole investment power with respect to all of such shares and sole voting power with respect to 4,657,494 of such shares.

EXECUTIVE COMPENSATION
Compensation Tables
      The following Summary Compensation Table sets forth certain information concerning compensation of Eastman Chemical Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers for 2004.
Summary Compensation Table

						Long-Term Compensation

						Awards				Payouts
		Annual Compensation(1)
						Restricted
					Other Annual	Stock		Securities		Long-Term
Name and Principal					Compensation	Awards		Underlying		Incentive Plan	All Other
Position	Year	Salary(2)(3)	Bonus(3)(4)		(5)(6)(7)	($)(8)		Options(#)		Payouts($)(9)	Compensation(10)

J. Brian Ferguson	2004	$825,046	$1,275,000		$1,616	$0		129,700	(11)	$0	$56,502
Chairman and Chief	2003	787,831	305,000		1,907	0		200,000		183,876	55,312
Executive Officer	2002	689,051	318,416		86	1,000,034	(12)	200,000		296,736	34,453
James P. Rogers(13)	2004	477,923	635,000	(14)	4,996	0		43,000	(11)	0	31,204
Executive Vice	2003	426,778	145,000		155	0		49,200		183,876	28,113
President and	2002	428,099	135,488		4,083	507,822	(15)	49,200		296,736	21,405
President, Eastman Division
Allan R. Rothwell	2004	457,800	425,000		958	790,600	(16)	29,000	(11)	0	32,390
Executive Vice	2003	437,150	190,000		186	0		49,200		183,876	29,898
President and	2002	443,448	200,807		205	0		49,200		296,736	24,172
President, Voridian Division
Richard A. Lorraine (17)	2004	415,385	415,000		22,585	0		22,500		0	21,769
Senior Vice President	2003	30,769	120,000		0	741,000	(18)	0		0	923
and Chief Financial Officer	2002	—	—		—	—		—		—	—
Theresa K. Lee	2004	321,139	325,000		679	199,000	(19)	23,743	(11)	0	19,057
Senior Vice President,	2003	297,839	60,000		289	0		25,000		74,028	17,937
Chief Legal Officer	2002	281,388	60,909		1,384	0		25,000		124,090	14,069
and Secretary

(1)	Includes both amounts paid for the indicated years and amounts earned during the indicated years but deferred under the EDCP.
(2)	In April 2003, following a review of business conditions, the Company reduced all employees’ base salaries by 3%. At the same time, at the recommendation of the Chief Executive Officer, the Compensation Committee reduced base salary for executive officers by 6%. Increases for 2004 over 2003 reflect the restoration of base salary levels for all employees, including executive officers, in April 2004, and in the case of one executive officer, an adjustment to base salary resulting from a review of competitive pay levels. See “Compensation and Management Development Committee Report on Executive Compensation.”
(3)	Total annual cash compensation, which consists of base salary (“Salary”) and variable pay (“Bonus”), is targeted at competitive levels. See “Compensation and Management Development Committee Report on Executive Compensation.”
(4)	Includes cash payments in the following year for services rendered in the year indicated under the Unit Performance Plan for 2004 and 2003, and the Eastman Performance Plan and the Unit Performance Plan for 2002. The Eastman Performance Plan was a variable pay program that made a portion of participants’ total annual compensation dependent upon the financial success of the Company. Beginning 2003, executive officers no longer participated in the Eastman Performance Plan. The Unit Performance Plan is a variable pay program which makes a portion of participants’ total annual compensation dependent upon organizational and individual performance. Amounts in the “Bonus” column also include the value of an award of Eastman common stock paid to Mr. Rogers under a special incentive arrangement for 2004, a signing bonus paid to Mr. Lorraine upon commencement of his employment with the Company in November 2003, and a special recognition and incentive award paid to Mr. Rothwell in 2002. See “Compensation and Management Development Committee Report on Executive Compensation.”
(5)	Amounts reimbursed for payment of taxes on certain compensation and benefits. For 2004, the amount reported for Mr. Lorraine also includes tax gross-up payments related to his relocation upon commencement of his employment with the Company.
(6)	The aggregate value of perquisites and other personal benefits to each named executive officer is less than $50,000 and, under the SEC’s disclosure rules, is not included.
(7)	Executive officers may participate in the EDCP, an unfunded, nonqualified, deferred compensation plan, which allows employees to defer compensation until retirement or termination from the Company. The deferred amounts may be credited to an individual Interest Account or Stock Account. Amounts deferred to the Interest Account are credited with interest at the prime rate until distribution, and amounts deferred to the Stock Account are “invested” in hypothetical shares of Eastman common stock. If cash dividends are declared on the common stock, each Stock Account will receive a dividend equivalent which is used to “purchase” additional hypothetical shares. For 2004, since there were no preferential or above-market earnings (interest on deferred compensation at a rate exceeding 120% of the federal long-term rate, and appreciation in value and dividend equivalents earned at a rate higher than appreciation in value and dividends on common stock) on these accounts for any participants, under the SEC’s disclosure rules, no earnings accrued on deferred compensation are included.
(8)	Fair market value of awards of restricted stock, based upon the closing price of the common stock on the New York Stock Exchange on the date of grant. Dividends are paid on these shares as and when dividends are paid on common stock.
(9)	Fair market value of payout during the following year of stock earned under performance shares awarded at the beginning of the three-year performance period ended in the year indicated, with shares earned based upon total return to stockholders during the three-year performance period relative to that of peer companies. The payout, unless deferred at the election of the participant, was in the form of unrestricted shares of Eastman common stock. The amount reported represents the fair market value of the shares earned, based upon the closing price of the common stock on the New York Stock Exchange on the payment date. No performance shares were awarded for the three-year performance period ending in 2004. Also, as a new employee, Mr. Lorraine did not receive performance share awards for the performance periods ending in 2002 and 2003. See “Compensation and Management Development Committee Report on Executive Compensation.”

(10)	Annual Company contributions to the accounts of Messrs. Ferguson and Rothwell, and Ms. Lee, for all three years, and to Mr. Rogers in 2004, in the Eastman Investment Plan, a 401(k) retirement plan, and in the EDCP, and to Mr. Rogers’ accounts (in 2003 and 2002) and Mr. Lorraine’s accounts (in 2004 and 2003) in the Eastman ESOP and EDCP. Annual Company contributions were based upon actual compensation paid during the calendar year.
(11)	Includes new “reload” options received in 2004 by Messrs. Ferguson (4,700), Rogers (15,000), and Rothwell (1,000), and Ms. Lee (2,993), to purchase a number of shares equal to the number of previously owned shares of Eastman common stock surrendered in payment of the exercise price of previously granted options. See “Option Grants in Last Fiscal Year” and “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” tables.
(12)	Mr. Ferguson was awarded 28,020 restricted shares of common stock with restrictions lapsing as to one-third of the shares on the third anniversary of the award date, one-third of the shares on the fourth anniversary of the award date, and the remainder of the shares on the fifth anniversary of the award date. These shares are also subject to forfeiture in the event of termination for an unapproved reason, or violation of prohibitions concerning competition, confidentiality, and other activity adverse to the interests of the Company. At December 31, 2004, Mr. Ferguson held 28,020 restricted shares of common stock with a fair market value of $1,617,595, based on the per share closing price of the common stock on the New York Stock Exchange on December 31, 2004.
(13)	Before he joined the Company in August 1999, Mr. Rogers was Executive Vice President and Chief Financial Officer of GAF Corporation and of certain affiliated and successor entities of GAF, including G-I Holdings, Inc. On January 5, 2001, G-I Holdings announced that it had filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the

District of New Jersey to resolve asbestos liability claims. This information is included in the Proxy Statement pursuant to Item 7(b) of Regulation 14A of the SEC’s proxy rules, which requires the description of the filing of a petition in bankruptcy during the past five years by a corporation of which an executive officer of the Company was an executive officer within two years before the time of such filing.
(14)	Includes the fair market value, based upon the closing price of the common stock on the New York Stock Exchange on the payment date, of a payout to Mr. Rogers of 12,000 shares of stock in February 2005 as a result of meeting certain organizational and financial objectives in 2004 under a special incentive arrangement. See “Compensation and Management Development Committee Report on Executive Compensation.”
(15)	In August 2002, Mr. Rogers was awarded 11,300 restricted shares of common stock, with restrictions lapsing on the first anniversary of the award.
(16)	Mr. Rothwell was awarded 20,000 restricted shares of common stock, with restrictions lapsing as to one-half of the shares on November 30, 2004 and as to the remaining restricted shares on November 30, 2005. The shares are also subject to forfeiture in the event of termination for an unapproved reason. At December 31, 2004, Mr. Rothwell held 10,000 restricted shares of common stock with a fair market value of $577,300, based on the per share closing price of the common stock on the New York Stock Exchange on December 31, 2004. See “Compensation and Management Development Committee Report on Executive Compensation.”
(17)	Mr. Lorraine joined the Company in November 2003.
(18)	Mr. Lorraine was awarded 20,000 restricted shares of common stock, with restrictions lapsing on November 30, 2006. The shares are also subject to forfeiture in the event of termination for an unapproved reason. At December 31, 2004, Mr. Lorraine held 20,000 restricted shares of common stock with a fair market value of $1,154,600, based on the per share closing price of the common stock on the New York Stock Exchange on December 31, 2004. See “Compensation and Management Development Committee Report on Executive Compensation.”
(19)	Ms. Lee was awarded 5,000 restricted shares of common stock, with restrictions lapsing as to one-half of the shares on December 31, 2005 and as to the remaining restricted shares on December 31, 2006. The shares are also subject to forfeiture in the event of termination for an unapproved reason. At December 31, 2004, Ms. Lee held 5,000 restricted shares of common stock with a fair market value of $288,650, based on the per share closing price of the common stock on the New York Stock Exchange on December 31, 2004. See “Compensation and Management Development Committee Report on Executive Compensation.”

      The following table sets forth certain information regarding options granted during 2004 under the Omnibus Long-Term Compensation Plan to the individuals named in the Summary Compensation Table.
Option Grants in Last Fiscal Year

						Potential Realizable Value at
						Assumed Annual Rates of Stock
						Price Appreciation for Option
	Individual Grants					Term(1)

			Percentage of Total
	Number of		Options/SARs
	Securities		Granted to	Exercise or
	Underlying Options		Employees in	Base Price Per	Expiration
Name	Granted		Fiscal Year	Share	Date	0%(2)	5%(3)	10%(4)

J. B. Ferguson	50,000	(5)	4.75%	$43.66	04/01/14	$0	$1,372,877	$3,479,140
	4,700	(6)	0.45%	46.28	04/03/13	0	117,227	287,401
	75,000	(5)	7.13%	46.98	11/01/14	0	2,215,910	5,615,552
J. P. Rogers	12,000	(5)	1.14%	43.66	04/01/14	0	329,490	834,994
	15,000	(6)	1.43%	46.27	04/03/13	0	373,334	914,938
	16,000	(5)	1.52%	46.98	11/01/14	0	472,728	1,197,984
A. R. Rothwell	12,000	(5)	1.14%	43.66	04/01/14	0	329,490	834,994
	16,000	(5)	1.52%	46.98	11/01/14	0	472,728	1,197,984
	1,000	(6)	0.10%	47.82	04/03/13	0	24,553	59,620
R. A. Lorraine	8,500	(5)	0.81%	43.66	04/01/14	0	233,389	591,454
	14,000	(5)	1.33%	46.98	11/01/14	0	413,637	1,048,236
T. K. Lee	6,750	(5)	0.64%	43.66	04/01/14	0	185,338	469,684
	693	(6)	0.07%	44.20	04/03/13	0	16,691	41,013
	14,000	(5)	1.33%	46.98	11/01/14	0	413,637	1,048,236
	2,300	(6)	0.22%	50.11	04/03/13	0	58,199	140,867

(1)	The dollar amounts under these columns are the result of calculations projected for the term of each individual grant, assuming 0%, and the 5% and 10% rates set by the SEC, of compounded annual appreciation, and are not intended to forecast possible future appreciation, if any, of the market price of Eastman common stock.
(2)	No gain to the optionee is possible without an increase in stock price, which would benefit all stockholders commensurately. A 0% appreciation in stock price would result in zero dollars for the optionee.
(3)	Represents the appreciation in stock price from the exercise price until the expiration date assuming a 5% per year appreciation in stock price. For example, for options reported in the table, a 5% per year appreciation in stock price from $43.66 per share yields $71.12 per share.
(4)	Represents the appreciation in stock price from the exercise price until the expiration date assuming a 10% per year appreciation in stock price. For example, for options reported in the table, a 10% per year appreciation in stock price from $43.66 per share yields $113.24 per share.
(5)	The option vests and becomes exercisable in one-third increments on each of the first three anniversaries of the grant date, with acceleration of vesting in the event of a “change in ownership” or in certain circumstances following a “change in control.” See “Change-in-Control Arrangements — Omnibus Long-Term Compensation Plans.”
(6)	“Reload” option received upon exercise of previously granted option through surrender of shares of common stock and covering the same number of shares as surrendered in the exercise. The reload option vested and became exercisable immediately upon grant, and would be valued and cashed out in the event of “change in ownership,” or in certain circumstances following a “change in control.” See “Change-in-Control Arrangements — Omnibus Long-Term Compensation Plans.”

      The following table sets forth certain information regarding exercises of options during 2004, and total options held at year-end, by the individuals named in the Summary Compensation Table.
Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised Options		In-the-Money Options
	Acquired on		at Fiscal Year-End		at Fiscal Year-End(1)
	Option	Value
Name	Exercise(#)	Realized($)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

J. B. Ferguson	7,276	$119,181	362,544	225,000	$5,523,110	$4,292,750
J. P. Rogers	23,213	379,997	295,087	52,600	2,322,004	1,025,458
A. R. Rothwell	47,800	835,517	109,100	52,600	1,020,678	1,025,458
R. A. Lorraine	0	0	0	22,500	0	270,095
T. K. Lee	4,873	92,156	65,060	33,250	802,841	593,348

(1)	Represents the difference between the closing price on the New York Stock Exchange of common stock underlying the in-the-money options on December 31, 2004, and the exercise price of the options.
      The following table sets forth certain information regarding long-term incentive plan awards during 2004 to the individuals named in the Summary Compensation Table.
Long-Term Incentive Plan — Awards in Last Fiscal Year

		Performance or
	Number of Shares,	Other Period Until	Estimated Future Payouts Under Non-Stock Price-Based Plans
	Units or Other	Maturation or
Name	Rights(#)	Payout	Below Threshold(#)	Threshold(#)	Target(#)	Maximum(#)

J. B. Ferguson	22,000	2 Years	0	8,800	22,000	66,000
	33,000	3 Years	0	13,200	33,000	99,000
J. P. Rogers	5,330	2 Years	0	2,132	5,330	15,990
	8,000	3 Years	0	3,200	8,000	24,000
A. R. Rothwell	5,330	2 Years	0	2,132	5,330	15,990
	8,000	3 Years	0	3,200	8,000	24,000
R. A. Lorraine	3,780	2 Years	0	1,512	3,780	11,340
	5,670	3 Years	0	2,268	5,670	17,010
T. K. Lee	3,000	2 Years	0	1,200	3,000	9,000
	4,500	3 Years	0	1,800	4,500	13,500
      Information in the table reflects performance shares awarded under the 2002 Omnibus Long-Term Compensation Plan. Awards were made under a two-year Performance Share Award Subplan for a performance period beginning January 1, 2004 and ending December 31, 2005, and under a three-year Performance Share Award Subplan for a performance period beginning January 1, 2004 and ending December 31, 2006. Performance is measured by Company performance against two measures: (i) the Company’s total return to stockholders (change in stock price plus dividends declared during the relevant period, assuming reinvestment of dividends) relative to that of the “Materials Sector” group of companies from the Standard and Poor’s Super Composite 1500 Index; and (ii) the Company’s return on capital compared to a cost of capital measure over the performance period. Based upon the Company’s performance against the two measures, if the performance is below the threshold, no award will be earned; if performance is at threshold, 40% of the target awards will be earned; if performance is at target, 100% of the target awards will be earned, and at maximum performance, 300% of the target awards will be earned. If earned, awards will be paid after the end of the performance period in unrestricted shares of Eastman common stock, or participants may irrevocably elect in advance to defer the award payout into the EDCP.

Pension Plans
      Eastman Retirement Assistance Plan. The Company presently has in effect a tax-qualified, non-contributory defined benefit pension plan known as the Eastman Retirement Assistance Plan (“ERAP”) for substantially all active U.S. employees, other than employees of certain subsidiaries and some employees covered by collective bargaining agreements. A participant’s total ERAP benefit consists of his or her “Pre-2000 Benefit” and “Pension Equity Benefit,” as described below.
        Pre-2000 Benefit. Prior to 2000, the ERAP used a traditional pension formula which gave each participant a life annuity commencing at age 65. The following table sets forth the estimated annual Pre-2000 Benefits payable upon retirement (including any amounts attributable to the plans described under “Supplemental Pension Plans” below) to persons in the specified compensation and years-of-service classifications who are eligible for a full unreduced Pre-2000 Benefit.
Pension Plan Table

Average	Years of Service
Participating
Compensation	15	20	25	30	35	40

$200,000	$44,216	$58,954	$73,693	$88,431	$103,170	$108,328
250,000	56,216	74,954	93,693	112,431	131,170	137,728
300,000	68,216	90,954	113,693	136,431	159,170	167,128
350,000	80,216	106,954	133,693	160,431	187,170	196,528
400,000	92,216	122,954	153,693	184,431	215,170	225,928
450,000	104,216	138,954	173,693	208,431	243,170	255,328
500,000	116,216	154,954	193,693	232,431	271,170	284,728
550,000	128,216	170,954	213,693	256,431	299,170	314,128
600,000	140,216	186,954	233,693	280,431	327,170	343,528
650,000	152,216	202,954	253,693	304,431	355,170	372,928
700,000	164,216	218,954	273,693	328,431	383,170	402,328
750,000	176,216	234,954	293,693	352,431	411,170	431,728
800,000	188,216	250,954	313,693	376,431	439,170	461,128
850,000	200,216	266,954	333,693	400,431	467,170	490,528
900,000	212,216	282,954	353,693	424,431	495,170	519,928
950,000	224,216	298,954	373,693	448,431	523,170	549,328
1,000,000	236,216	314,954	393,693	472,431	551,170	578,728
1,100,000	236,228	314,970	393,713	472,455	551,198	578,757
1,150,000	236,240	314,986	393,733	472,479	551,226	578,787
           To the extent that any individual’s annual Pre-2000 Benefit, as reflected in the foregoing table, exceeds the amount payable from the ERAP, such excess will be paid from one or more unfunded, supplementary plans. See “Supplemental Pension Plans” below.
           Pre-2000 Benefits under the ERAP are based upon the participant’s “average participating compensation,” which is the average of three years of those earnings described in the ERAP as “participating compensation.” “Participating compensation,” in the case of the executive officers identified in the Summary Compensation Table, consists of salary and bonus payments, including allowance in lieu of salary for authorized periods of absence, such as illness, vacation, and holidays.
           The estimated annual Pre-2000 Benefits reflected in the preceding Pension Plan Table have been computed in straight-life annuity amounts and are not subject to any deductions for Social Security or other offset amounts. An employee is eligible for an unreduced Pre-2000 Benefit when such employee’s aggregate age plus years of eligible service totals 85 or at age 65.
           Years of accrued service credited through 2004 and the amount of average participating compensation at the end of 2004 for the individuals named in the Summary Compensation Table were as follows: Mr. Ferguson, 27 years and $970,079; Mr. Rothwell, 35 years and $571,009; Mr. Rogers, 5 years and $560,568; Mr. Lorraine, 1 year and $405,812; and Ms. Lee, 17 years and $360,420.

        Pension Equity Benefit. Effective January 1, 2000, the Company redesigned the ERAP to use a pension equity formula. Under the new formula, beginning January 1, 2000, a participant earns a certain pension equity percentage each year based on his age and total service with the Company, using the following chart:

		For Average Participating
		Compensation over the
Points	For All Average	Average Social Security
(Age + Service)	Participating Compensation	Wage Base

Under 35	2%	2%
35-44	2.5%	2%
45-54	3%	3%
55-64	4.5%	3%
65-74	6%	5%
75-84	9%	8%
85-94	12.5%	10%
95 & Over	16%	10%
After 40 Years of Service	8%	5%
           When a participant terminates employment, he is entitled to a pension lump sum, payable over five years, which is equal to the accumulated percentages in the second column times his average participating compensation, plus the accumulated percentages in the third column times his average participating compensation in excess of his average Social Security wage base. The lump sum may also be converted to various forms of annuities.
           To the extent that any individual’s Pension Equity Benefit exceeds the amount payable from the ERAP, such excess will be paid from one or more unfunded, supplementary plans. See “Supplemental Pension Plans” below.
        Supplemental Pension Plans. The Company maintains two unfunded, nonqualified plans that will restore to participants in the ERAP benefits that cannot be paid under the ERAP because of restrictions under the Internal Revenue Code of 1986, as amended, and benefits that are not accrued under the ERAP because of a voluntary deferral by the participant of compensation that would otherwise be counted under the ERAP.
      The Company has established a “Rabbi Trust” to provide a degree of financial security for the participants’ unfunded account balances under the supplemental pension plans. See “Change-in-Control Arrangements — Benefit Security Trust.”
Change-in-Control Arrangements
      Severance Agreements. The Company has entered into Severance Agreements with the five individuals named in the Summary Compensation Table and certain other officers of the Company. Each Severance Agreement has a term of three years (with automatic one-year extensions absent advance notice otherwise from the Company); provided, however, that upon the occurrence of a “change in control” or a “potential change in control” (each as defined) prior to such termination date, the term of the Severance Agreement will automatically be extended for two years from the date of the change in control or potential change in control, as the case may be. If, at any time during the term of the Severance Agreement and before the occurrence of a change in control or a potential change in control, there occurs a reduction in the employee’s level of responsibility, position, authority, or duties, the Company may in its sole discretion terminate the Severance Agreement.
      A “change in control” is generally defined in the Severance Agreements to include the following, subject to certain exceptions: the acquisition by a person of 19% or more of the voting stock of the Company; the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; approval by the Company’s stockholders of a reorganization or merger unless, after such proposed transaction, the former stockholders of the Company will own more than 75% of the resulting corporation’s voting stock; or approval by the Company’s stockholders of a complete liquidation and dissolution of the

Company or the sale or other disposition of substantially all of the assets of the Company other than to a subsidiary or in a spin-off transaction. A “potential change in control” will generally be deemed to have occurred if the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control; any person (including the Company) publicly announces an intention to take action which, if consummated, would constitute a change in control; any person (other than the Company or certain affiliated entities) becomes the beneficial owner of 10% or more of the combined voting power of the Company’s then-outstanding securities; or the Board adopts a resolution to the effect that a potential change in control has occurred.
      If during the term of the Severance Agreements and following a change in control (or within 120 days before or after a potential change in control) of the Company, the employee’s employment with the Company is terminated by the Company other than for “cause” (as defined), death or disability, or by the employee for “good reason” (as defined, which includes a reduction in the employee’s compensation, certain relocations of the employee’s office, the exclusion of the employee from new compensation arrangements offered to similarly situated employees, or a material reduction in the employee’s responsibility, position, authority, or duties, and also includes a termination by the employee for any reason or no reason during the 30-day period beginning on the first anniversary of the change in control), then, in addition to any other benefits accruing to the employee outside the scope of the Severance Agreement: (1) the acquiror will pay the employee any unpaid salary, benefits or awards that shall have been earned or become payable through the date of termination; (2) the acquiror will pay to the employee as severance an amount equal to three times (or four times in the case of Mr. Ferguson) the employee’s “pay” (defined as the average of the three highest out of the last ten years of the employee’s total annual compensation, including base annual salary, bonus, the grant date value of stock grants, and incentive compensation); (3) the acquiror will maintain in effect for three years (or four years in the case of Mr. Ferguson) after the date of termination for the employee and his or her dependents all welfare benefit plans in which the employee was entitled to participate immediately prior to termination; and (4) the acquiror will pay the employee a single lump sum amount equal to the actuarial equivalent of (a) the retirement benefit to which the employee would have been entitled under the ERAP and the excess retirement plans described above under “Pension Plans” if the employee had five additional years of service and was five years older, minus (b) the retirement benefit to which the employee is actually entitled under the ERAP and the excess retirement plans.
      If the amount payable to the employee under these Severance Agreements exceeds certain threshold amounts, federal excise tax could be imposed on the employee and the Company could lose a tax deduction for a portion of the payment. If the amount payable would result in such effects, but exceeds the applicable threshold by $30,000 or less, the amount payable will be reduced by the amount the payment exceeds the threshold. If the payment exceeds the threshold by more than $30,000, the employee will be entitled to full benefits under the Severance Agreement and to additional amounts to compensate him or her fully for the imposition of the federal excise tax (including federal, state, and excise taxes applicable to the receipt of such additional amount).
      To the extent that payments under the Severance Agreements are determined to be “deferred compensation” subject to Section 409A of the Internal Revenue Code, then, in order to comply with Section 409A, it may be necessary to delay payment until six months following the employee’s separation from service with the Company. The Company has established a “Rabbi Trust” to provide a degree of financial security for any amounts that may become payable to officers under the Severance Agreements. See “Benefit Security Trust.”
      Employee Protection Plan. The Company’s Employee Protection Plan provides severance pay, health, dental, disability, and life insurance continuation, and a retraining allowance (of up to $5,000) for substantially all employees whose employment is terminated within two years following a “change in control” (as defined, generally involving circumstances in which the Company is acquired by another entity or its controlling ownership is changed). For purposes of the Employee Protection Plan, participants have been credited with service with Eastman Kodak Company and its affiliates prior to the Company’s spin-off from Eastman Kodak. The Employee Protection Plan provides for a lump sum severance payment of three weeks of “pay” (as defined) for each year of service up to 16 years and four weeks of pay for each year of service in excess of 16 years, with a minimum of six weeks of pay and a maximum of 104 weeks. Health, dental, disability, and life insurance would be continued at the Company’s expense for up to 12 months, depending on years of service, on the same basis as in effect on the date of employment termination (except that no employee contributions would be required). In addition, the Employee Protection Plan provides for the payment of certain bonuses declared in the year in which employment terminates. The plan provides for a “gross-up payment” in the event the total payments under the Employee Protection Plan and any other plan or agreement of an employee with the Company subject the employee to certain federal excise taxes. The gross-up payment would be in an amount such that the net amount retained by the employee, after deduction of any such excise tax and any tax on the gross-up payment, would equal the total payments under the Employee Protection Plan and other plans or agreements.
      Omnibus Long-Term Compensation Plans. The Company’s 2002 Omnibus Long-Term Compensation Plan (the “2002 Omnibus Plan”), which is administered by the Compensation Committee, provides for grants to employees of nonqualified and incentive stock options, stock appreciation rights, stock awards, performance shares, and other stock and stock-based awards (collectively, “Awards”). The 2002 Omnibus Plan is substantially similar to, and was intended to replace, the 1997 Omnibus Long-Term Compensation Plan (the “1997 Omnibus Plan”) which in turn replaced the 1994 Omnibus Long-Term Compensation Plan (the “1994 Omnibus Plan”). (Any of the 2002 Omnibus Plan, the 1994 Omnibus Plan, and 1997 Omnibus Plan are sometimes referred to in this Proxy Statement as the “Omnibus Long-Term Compensation Plan” or the “Omnibus Plan,” and the 2002 Omnibus Plan, the 1994 Omnibus Plan, and 1997 Omnibus Plan are sometimes collectively referred to as the “Omnibus Long-Term Compensation Plans” or the “Omnibus Plans.”) No new awards have been made under the 1994 or the 1997 Omnibus Plans following the effectiveness of the 2002 Omnibus Plan, and outstanding grants and awards under the 1994 and the 1997 Omnibus Plans were unaffected by the replacement of the 1997 Omnibus Plan with the 2002 Omnibus Plan.
      The Omnibus Plans contain provisions regarding the treatment of Awards in the event of a “change in ownership” (as defined, generally involving circumstances in which the Company’s common stock is no longer publicly traded) and of a “change in control” (as defined, generally involving circumstances in which the Company is acquired by another entity or its controlling ownership is changed). Upon a change in ownership or change in control, the rules described below will apply to Awards granted under the Omnibus Plans. However, the Compensation Committee has the discretion, notwithstanding any particular transaction constituting a change in ownership or a change in control, either to determine that such transaction is of the type that does not warrant the described consequences with respect to Awards (in which case such consequences would not occur) or to alter the way in which Awards are treated from the consequences outlined in the Omnibus Plans.
      If a change in ownership occurs (and the Compensation Committee has not exercised its discretion outlined above) during the term of one or more performance periods for which the Compensation Committee has granted performance shares, the term of such performance period will immediately terminate and, except with respect to performance periods for which the Compensation Committee has previously reached a determination regarding the degree to which the performance objectives have been attained, it will be assumed that the performance objectives have been attained at a level of 100%. Participants, as a result, will be considered to have earned and therefore be entitled to receive a prorated share of the Awards previously granted for such performance period. In addition, upon a change in ownership, all outstanding Awards will be valued and cashed out on the basis of the change in ownership price as soon as practicable but in no event more than 90 days after the change in ownership.
      In the event of a change in control (assuming the Compensation Committee has not exercised its discretion outlined above), if a participant’s employment terminates within two years following the change in control, unless such termination is due to death, “disability” (as defined), “cause” (as defined), resignation (other than as a result of certain actions by the Company and any successor), or retirement, participants will be entitled to the following treatment. All conditions, restrictions, and limitations in effect with respect to any unexercised Award will immediately lapse and no other terms or conditions will be applied. Any unexercised, unvested, unearned, or unpaid Award will automatically become 100% vested. Performance shares will be treated in a manner similar to that described above in the case of a change in ownership. A participant will be entitled to a lump sum cash payment as soon as practicable but in no event more than 90 days after the date of such participant’s termination of employment with respect to all of such participant’s Awards.
      To the extent that payments under the Omnibus Plans are determined to be “deferred compensation” subject to Section 409A of the Internal Revenue Code, then, in order to comply with Section 409A, it may be necessary for officers to delay payments until six months following the officer’s separation from service with the Company.
      Benefit Security Trust. The Company has established a Benefit Security Trust (sometimes referred to as the “Rabbi Trust”) to provide a degree of financial security for its unfunded obligations under the Executive Deferred Compensation Plan, the supplemental ERAP plans, and the Severance Agreements with the Company’s executives. The assets of the Rabbi Trust would be subject to the claims of the Company’s creditors in the event of insolvency. Upon the occurrence of a “change in control” or a “potential change in control” (each as defined), or if the Company fails to meet its payment obligations under the covered plans and agreements, the Company would be required to transfer to the trustee cash or other liquid funds in an amount equal to the value of the Company’s obligations under the covered plans and agreements. The Company has conveyed to the trustee rights to certain assets as partial security for the Company’s funding obligations under the Rabbi Trust.
      A “change in control” is generally defined to include the following, subject to certain exceptions: the acquisition by a person of 19% or more of the voting stock of the Company; the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; approval by the Company’s stockholders of a reorganization or merger unless, after such proposed transaction, the former stockholders of the Company will own more than 75% of the resulting corporation’s voting stock; or approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of substantially all of the assets of the Company, other than to a subsidiary or in a spin-off transaction. A “potential change in control” will generally be deemed to have occurred if the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control; any person (including the Company) publicly announces an intention to take action which, if consummated, would constitute a change in control; or any person (other than the Company, certain affiliated entities, or certain institutional investors) becomes the beneficial owner of 10% or more of the combined voting power of the Company’s then-outstanding securities.
      The Rabbi Trust is irrevocable until participants and their beneficiaries are no longer entitled to payments under the covered plans and agreements, but may be amended or revoked by agreement of the trustee, the Company, and a committee of individual beneficiaries of the Rabbi Trust.

Compensation and Management Development Committee
Report on Executive Compensation
      This report summarizes the Compensation and Management Development Committee’s policies governing compensation to executive officers, including those in the Summary Compensation Table, and the relationship of corporate performance to that compensation. This report also discusses specifically the Compensation Committee’s bases for the compensation reported for the Chief Executive Officer and the other executive officers for the past year.
      The Compensation Committee is composed of five non-employee directors (four during 2004 and immediately after the Annual Meeting), each of whom is “independent” under New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines and Compensation and Management Development Committee Charter. See “Election of Directors — Board Committees.” The Committee retains an external compensation consultant to assist in the evaluation of executive compensation.
Compensation Philosophy and Program
      The Compensation Committee seeks to ensure that the Company’s management compensation program is consistent with, and provides incentives for the attainment of, the Company’s strategic business objectives. The Company’s management compensation program includes three components:

Base pay	Provides a stable annual salary at a level consistent with the individual’s position and contributions.
Variable pay	Makes a portion of each manager’s annual income dependent upon the success of the Company, organizational performance and attainment of individual objectives.
Stock-based incentive pay	Encourages an ownership mindset by aligning the interests of senior managers and other stockholders.
2004 Compensation Redesign
      During 2004, the Company implemented comprehensive changes to its compensation programs for all employees. The objectives of the changes were to improve the alignment of compensation with employee decisions, behaviors, and results; to provide increased opportunity for recognition consistent with employee contributions to business objectives; to create more flexibility to meet varying needs of different organizations; and to improve the management of compensation costs while maintaining competitive compensation programs. The changes included:

•	Terminating the Eastman Performance Plan (a variable pay program which made a portion of each employee’s total annual compensation dependent on Company financial performance) and including such pay in other forms of compensation.

•	Providing annual cash variable incentive pay opportunities for management-level employees through the Unit Performance Plan (“UPP”).

•	Modifying long-term stock-based incentive programs.
      In modifying long-term stock-based incentive programs, the Committee also considered accounting pronouncements regarding expensing of the estimated value of stock options. The annual rate of stock and stock-based awards under the Omnibus Plans were reduced and vesting periods for stock options were increased. The Committee significantly reduced the number of managers eligible for stock option grants and increased the amount of annual cash pay opportunities for such managers in the UPP. The Committee also determined to use both long-term and short-term performance shares to provide future opportunities for vice president-level officers and above to receive stock if certain internal and external performance goals are met.

      In addition, the Committee continues to utilize special incentive and retention awards to senior executives, including performance shares or restricted stock awards tied to meeting specific organizational or individual performance targets.
      The Compensation Committee reviewed overall compensation of the Chief Executive Officer and other executive officers and determined each component of executive compensation for 2004 as discussed below under “Components of Executive Compensation for 2004” and “Compensation of Chief Executive Officer.” The Committee also reviewed the value of each individual type of compensation and benefit for each of the executive officers, including short-term and long-term cash and stock-based compensation, perquisites, deferred accounts, defined contribution and defined benefit retirement plans, and severance arrangements and determined that the amounts, individually and in the aggregate, were appropriate and in line with internal and external market comparisons.
Components of Executive Compensation for 2004

Annual Cash Compensation — Base Pay and Variable Pay
           How Base Pay and Variable Pay Levels Were Determined. Total cash compensation for all Company employees is intended to be competitive with pay in the applicable labor market. For senior managers, including executive officers, targeted total cash compensation is intended to be competitive with comparable pay for similar jobs when target levels of corporate, organizational, and individual performance are achieved. The targeted levels of cash compensation are based upon information provided by an outside consultant and publicly available information. For 2004, a portion of each management-level employee’s target pay level was made variable. Depending upon Company, organizational, and individual performance, management-level employees could receive more or less than the target variable amount.
           For 2004, the Compensation Committee compared total cash compensation levels for executive officers with surveys of twenty manufacturing, industrial, and chemical companies of comparable size with which the Company competes for executive talent. The surveyed companies included six companies in the peer group identified in the Performance Graph which follows this report. The Committee’s external compensation consultant verified the benchmark data. In addition, the Committee also considered executive officer pay reported in surveys of a broader group of manufacturing, industrial, and chemical companies of a size (based on revenues) comparable to the Company. Total cash compensation to the executive officers named in the Summary Compensation Table for 2004 is included in the “Salary” (base pay) and “Bonus” (variable pay) columns.

Cash Compensation for 2004
           Base pay. In 2003, following a review of business conditions, the Company took several actions, including an across-the-board 3% base salary reduction for all employees. At the same time, at the recommendation of the Chief Executive Officer, the Committee reduced base salary for executive officers by 6%. Based on improving business conditions, in April 2004 the Committee restored the base salary levels for all employees, including executive officers. Following a review of base pay and targeted total cash compensation of the executive officers, the Committee increased Ms. Lee’s base salary effective October 2004 to bring it to a competitive level. The Committee further determined that additional pay increases to other named executive officers, including the Chief Executive Officer, would be considered in 2005.
           Variable cash pay. For 2004, the variable portion of cash compensation of, and the amount of variable cash pay actually received by, executive officers were determined solely under the UPP.
          Unit Performance Plan
      The UPP is designed to determine a portion of annual cash compensation according to corporate and organizational performance and the attainment of individual objectives and expectations. The UPP is intended to provide additional incentive for superior business and individual performance, and further to tie the interests of management-level individuals to performance of the Company’s business and the interests of the Company’s stockholders.
          Key Features:

•	For 2004, approximately 800 Company managers, including executive officers, participated.

•	The portion of total annual compensation that is made variable under the UPP is determined by the Compensation Committee.

•	The amount of the award pool from which payouts are made is determined by annual performance of the Company versus pre-set goals for specified measures. The Compensation Committee establishes annual performance goals for each operating division and segment and the Company as a whole. For 2004, the measure of performance under the UPP was earnings from operations.

•	An award pool is generated for the Company, equal to the aggregate of the UPP payouts for each participant if the individual’s organizational and individual performance were at target levels, multiplied by a performance factor determined by applicable corporate performance compared to the pre-set performance goal. The performance factor can range from 0% if performance is below the threshold level, to a maximum of 250% for performance significantly above target levels of corporate performance. The Compensation Committee may, in its discretion, adjust the award pool to reflect overall corporate performance and business and financial conditions.

•	The Chief Executive Officer, in consultation with executive officers responsible for major organizations, determines the allocation of the Company award pool to each of the organizations within the Company based on his assessment of the performance of all the organizations relative to objectives established at the beginning of the performance year. There were seven such organizations for 2004. Once each organization’s award pool is determined, management within each organization (or in the case of the Chief Executive Officer, the Compensation Committee) allocates the organization’s portion of the Company award pool for individual payouts, based upon attainment of individual and organizational objectives and expectations established at the beginning of the performance year. An actual individual award could exceed an individual’s target award, based on the manager’s assessment of individual and organizational performance. However, the sum of all individual awards within an organization cannot exceed the amount of the organization’s allocated portion of the total Company award pool without specific approval by the Committee.

•	Mr. Ferguson participated in the UPP in an organization established for the Chief Executive Officer. The Compensation Committee established individual performance objectives and expectations for Mr. Ferguson, and determined his payout considering his allocated portion of the Company total award pool and the Committee’s assessment of his attainment of these objectives for 2004. See “Compensation of Chief Executive Officer.”
          2004 Payout:

•	Earnings from operations for 2004, as adjusted as described below, exceeded the target level of performance established under the UPP for the Company as a whole. This resulted in a Company award pool equivalent to 154% of target award (of a possible maximum of 250%).

•	Allocation of the Company award pool to organizations, and payouts to individuals within each organization, were determined as described under “Key Features” above.

•	Executive officers named in the Summary Compensation Table participated in an organization consisting of all executive officers reporting to the Chief Executive Officer. The amount of the Company award pool allocated to the executive officers was determined by aggregating their individual target variable pay amounts, multiplied by a “performance factor” corresponding to their overall performance compared to pre-established targets related to organizational results and personal performance objectives. For 2004, the target variable pay under the UPP (expressed as a percentage of annual base pay) was 100% for Mr. Ferguson, 75% for Messrs. Rogers and Rothwell, 65% for Mr. Lorraine, and 60% for Ms. Lee.

•	Following determination of the total amount of the Company award pool available to the executive officers as a group, the Chief Executive Officer assessed individual performance against established goals and expectations for each other executive officer, including the executive officers named in the Summary Compensation Table, and determined the amounts of the individual payouts from the portion of the allocated award pool. The Chief Executive Officer’s assessment was based upon measurement of each other executive officer’s performance against individual goals and expectations related to corporate and organizational performance compared to established earnings from operations targets and the officer’s contributions to support value-creating growth, improving gross margins, and building organizational capabilities for future growth. Based on the Chief Executive Officer’s assessment, the Compensation Committee approved payouts to the named executive officers in the amounts reported in the “Bonus” column of the Summary Compensation Table.

•	The Compensation Committee reviewed Mr. Ferguson’s performance against his 2004 financial, organizational, and strategic objectives and determined his payout for 2004. See “Compensation of Chief Executive Officer.”

•	In determining earnings from operations for the purpose of measuring performance of the Company, the UPP provides for adjustments by the Compensation Committee for charges, income items, or other events that are distortive of financial results. The calculation of earnings from operations under the UPP for 2004 was adjusted to exclude the distortive impact on financial results of asset impairment and restructuring charges associated with the Coatings, Adhesives, Specialty Polymers, and Inks (“CASPI”) segment, the Performance Chemicals and Intermediates segment, and the Specialty Plastics segment; charges associated with severance benefits provided as part of employee separation programs and ongoing cost efforts; and the gain from the divestiture of the resins, inks, and monomers businesses and product lines in the CASPI segment. Exclusion of these items resulted in a net increase in the calculated earnings from operations for the purpose of determining the size of the Company award pool.

          Other Bonuses

•	Upon commencement of his employment in 2003, the Compensation Committee approved the payment to Mr. Lorraine of a $100,000 cash signing bonus. This amount is reported in the “Bonus” column of the Summary Compensation Table.
Stock-Based Incentive Pay
      Equity-Based Compensation Program. Equity-based compensation plans are designed to facilitate stock ownership which links senior managers’ pay to long-term return to other stockholders. Important aspects of the current equity-based compensation program are:

Stock Option	Stock option program, implemented under the Company’s Omnibus Long-Term Compensation Plans, creates a direct link between compensation of key Company managers and long-term performance of the Company. See “Change-in-Control Arrangements — Omnibus Long-Term Compensation Plans.”

Performance Shares	Awarded from time-to-time under the Company’s Omnibus Plans to provide an incentive for key managers to meet specified business or individual performance goals by providing opportunities to earn stock awards.

Other Stock-Based Incentive Pay	Under the Omnibus Plans, the Compensation Committee may also award additional stock-based compensation

(with or without restrictions), performance shares or units, or additional options, including options with performance-based or other conditions to exercise.

Stock Ownership Expectations	Established for executive officers to encourage long-term stock ownership and the holding of shares awarded under the Omnibus Plans or acquired upon exercise of options. Over a five year period, executive officers invest two times their annual base pay (three times base pay for the Chief Executive Officer) in Company stock or stock equivalents. See “Stock Ownership of Directors and Executive Officers — Common Stock and Common Stock Units.”

      How Stock-Based Incentive Pay Levels Were Determined. The Compensation Committee established the size and other terms of option awards under the stock option program, and the number of performance shares, by considering recommendations from its outside compensation consultant based upon long-term compensation surveys of a broad group of comparable manufacturing, industrial, and chemical companies, including certain peer companies in the chemical industry described above under “How Base Pay and Variable Pay Levels Were Determined.” These stock options were granted and performance shares were awarded at a level such that the estimated value of normalized annual option grants and performance share target award levels, as a proportion of total annual compensation, is near the median of the competitive range of similar compensation of the compared companies. In determining the size of option awards, the Company utilized the services of its compensation consultant to derive approximate values of options using a variation of the Black-Scholes option-pricing model. In addition, in order to recognize certain performance or provide additional incentive to achieve specific business of retention objectives, the Compensation Committee from time-to-time awards stock-based compensation in addition to the regular option awards.
      The estimated current values of total stock-based incentive pay for 2004 ranged from approximately 45% to 65% of total compensation for executive officers named in the Summary Compensation Table.
Stock-Based Incentive Pay for 2004
      Stock Options, Restricted Stock, and Other Stock-Based Pay:

•	The size and terms of the stock option grants reported in the “Option Grants in Last Fiscal Year” table were determined by applying the methodology described above under “How Stock-Based Incentive Pay Levels Were Determined.”

•	Options granted in 2004 have an exercise price equal to 100% of the fair market value of the underlying common stock as of the date of grant and generally expire 10 years from the date of grant.

•	As inducement for his employment with the Company and as a special retention incentive, in 2003 Mr. Lorraine was awarded 20,000 restricted shares of common stock, with restrictions lapsing on the third anniversary of the date of the award. These shares are also subject to forfeiture in the event of termination for an unapproved reason.

•	As a special retention incentive, Mr. Rothwell was awarded 20,000 restricted shares of common stock, with restrictions lapsing as to 10,000 shares in November 2004 and with the restrictions on the remaining shares lapsing in November 2005. The remaining shares are also subject to forfeiture in the event of termination for an unapproved reason.

•	To recognize special contributions to the Company, Ms. Lee was awarded 5,000 restricted shares of common stock, with restrictions lapsing as to one-half the shares in December 2005 and as to the remainder of the shares in December 2006. These shares are also subject to forfeiture in the event of termination for an unapproved reason.

•	Mr. Rogers received a special award of 12,000 performance shares in January 2004. This award was intended as an incentive for Mr. Rogers to meet special transformational objectives during 2004.

Payment of up to 75% of the award (9,000 shares) was subject to successful divestiture or restructuring of businesses and product lines in the Coatings, Adhesives, Specialty Polymers, and Inks segment during 2004, and payment of up to an additional 25% (3,000 shares) was determined based upon specific structural changes resulting in improved financial performance measured by earnings from operations for Eastman Division. Based upon an assessment of his performance relative to the objectives, Mr. Rogers was awarded 12,000 shares of stock in February 2005. The value of such stock award is included in the “Bonus” column in the Summary Compensation Table.

          Long-Term Performance Shares

•	Performance shares were awarded to 44 key managers (including the executive officers in the Summary Compensation Table) under the 2004-2006 Performance Share Award Subplan (“PSAS”) and the 2004-2005 Performance Share Award Subplan of the Omnibus Plan. The 2004-2005 PSAS was intended to provide a special one-time transition award as a result of the reduction in stock option award levels and an increase in the vesting period of stock options.

•	The size of the performance share awards reported in the “Long-Term Incentive Plan — Awards in the Last Fiscal Year” table was determined by applying the methodology described under “How Stock-Base Pay Levels Were Determined.”

•	Performance is measured by comparing the Company’s multi-year performance as measured against a return on capital goal and the Company’s total return to stockholders (change in stock price plus dividends declared during the performance period, assuming reinvestment of dividends) relative to a peer group of industrial companies comprising the Standard and Poor’s “Materials Sector” from Standard and Poor’s Super Composite 1500 Index. See “Long-Term Incentive Plan — Awards in Last Fiscal Year” table.

•	If earned, awards will be paid after the end of the performance periods in unrestricted shares of Eastman common stock, or participants may irrevocably elect in advance to defer any award payouts into the Executive Deferred Compensation Plan.
Compensation of Chief Executive Officer
      The Compensation Committee determines the compensation of the Company’s Chief Executive Officer in the same manner as the compensation for other executive officers. In 2003, following a review of business conditions, the Committee reduced annual base pay for all executive officers, including Mr. Ferguson, by 6%. With improving business conditions, in April 2004, the Committee restored the annual base pay for all employees, including the Chief Executive Officer.
      In March 2005, the Committee determined Mr. Ferguson’s UPP award in the amount of $1,275,000 in recognition of his and the Company’s performance relative to pre-established objectives and expectations in the areas of corporate governance, revenue growth, earnings improvement, financial discipline, cost reduction, asset and product portfolio restructuring, and growth strategy development.
      Mr. Ferguson received options in April and November 2004 to purchase 50,000 and 75,000 shares, respectively, of Eastman common stock with exercise prices equal to the market prices of the underlying common stock on the respective grant dates. The size and terms of the option awards were determined as described above under “Stock-Based Incentive Pay — How Stock Based Incentive Pay Levels Were Determined.”
      In April 2004, Mr. Ferguson received an award of 33,000 performance shares under the 2004-2006 Performance Share Award Subplan of the 2002 Omnibus Long-Term Compensation Plan, and 22,000 performance shares under the 2004-2005 Performance Share Award Subplan. See “Long-Term Performance Shares” above and “Long-Term Incentive Plan — Awards in Last Fiscal Year” table.

Tax Deductibility of Executive Officer Compensation
      The Compensation Committee intends to preserve the Company’s ability to deduct compensation paid to the Company’s Chief Executive Officer and other executive officers to the extent possible while maintaining the flexibility to compensate the officers in accordance with the Company’s compensation policies.
      Section 162(m) of the Internal Revenue Code generally limits the deductibility to the Company of annual compensation (other than qualified “performance-based” compensation) in excess of $1 million paid to each of the Company’s five highest paid executive officers. Base salaries, variable compensation under the UPP, any bonus payments outside the UPP, and stock and stock-based compensation without performance conditions are generally subject to the $1 million limit on deductible compensation.
      Compensation attributable to stock options granted under the Company’s Omnibus Plans qualifies for deductibility under Section 162(m). The UPP allows the Compensation Committee to require, and certain stock-based awards under the Omnibus Plans not qualifying as deductible compensation require, the deferral of compensation into the Executive Deferred Compensation Plan to the extent that payout or vesting would result in the recipient receiving compensation in excess of the $1 million cap under Section
162(m).
      A portion of Messrs. Ferguson’s, Rogers’, and Rothwell’s compensation for 2004 was non-deductible to the Company under Section
162(m). The portion of the payout to Mr. Rogers under the special performance share award (described under “Stock-Based Incentive Pay for 2004”) which would have been non-deductible to the Company under Section 162(m) was deferred into the Executive Deferred Compensation Plan under the terms of the award. The Compensation Committee determined not to defer the portion of Messrs. Ferguson’s, Rogers’, and Rothwell’s 2004 UPP payout that resulted in non-deductible compensation. The Compensation Committee will continue to retain the discretion to pay non-deductible amounts. The Compensation Committee believes that such flexibility best serves the interests of the Company and its stockholders by allowing the Committee to recognize and motivate executive officers as circumstances warrant.
Compensation and Management Development Committee*
Donald W. Griffin (Chair)
Calvin A. Campbell, Jr.
Stephen R. Demeritt
David W. Raisbeck

      * Michael P. Connors was elected to the Board of Directors in March 2005, and was not a member of the Compensation and Management Development Committee during 2004 and did not participate in the matters and actions described in this Report.

Performance Graph
      The following graph compares the cumulative total return on Eastman common stock from December 31, 1999 through December 31, 2004 to that of the Standard & Poor’s 500 Stock Index and a group of peer issuers in the chemical industry. The peer group consists of the 13 chemical companies which meet three objective criteria: (i) common shares traded on a major trading market; (ii) similar lines of business to those of the Company; and (iii) more than $1 billion in annual sales. Cumulative total return represents the change in stock price and the amount of dividends received during the indicated period, assuming reinvestment of dividends. The graph assumes an investment of $100 on December 31, 1999. The data in the graph have been provided by Standard & Poor’s Institutional Market Services. The stock performance shown in the graph is included in response to SEC requirements and is not intended to forecast or to be indicative of future performance.
Comparison of Total Return to Stockholders

Company Name/Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

EASTMAN CHEMICAL COMPANY	100	106.36	88.73	87.17	98.81	149.67
S&P 500 INDEX	100	90.90	80.09	62.39	80.29	89.03
PEER GROUP(1)	100	83.54	77.58	74.53	93.56	109.92
(1) The peer group for 2004 consists of the following issuers: Air Products & Chemicals, Inc.; Crompton Corporation; Cytec Industries, Inc.; The Dow Chemical Company; E.I. du Pont de Nemours and Company; H.B. Fuller Company; Great Lakes Chemical Corporation; Hercules Inc.; Imperial Chemicals Industries PLC; Lyondell Chemical Company; PolyOne Corporation; Rohm & Haas Co; and Wellman, Inc. Celanese AG, Millennium Chemicals, Inc., and Solutia Inc., which were included in the peer group in the Company’s proxy statement last year, have been excluded from the Company’s peer comparison group. Hercules Inc., which was not included in last year’s peer group, is included in the peer comparison group. In accordance with SEC requirements, the return for each issuer has been weighted according to the respective issuer’s stock market capitalization at the beginning of each period for which a return is indicated.

APPENDIX A — AUDIT COMMITTEE CHARTER
EASTMAN CHEMICAL COMPANY
Audit Committee Charter
I.     Purpose and Function
      The purpose of the Audit Committee is to assist the Board in fulfilling the Board’s oversight responsibilities relating to:

•	the integrity of the financial statements of the Company and the Company’s system of internal controls;

•	the Company’s management of and compliance with legal and regulatory requirements;

•	the independence and performance of the Company’s internal auditors;

•	the qualifications, independence and performance of the Company’s independent auditors; and

•	the retention and termination of the Company’s independent auditors, including the approval of fees and other terms of their engagement, and the approval of non-audit relationships with the independent auditors.
      Additionally, the Audit Committee is to prepare the committee’s report to be included in the Company’s annual proxy statement pursuant to the Securities Exchange Act of 1934.
      The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, and is responsible for maintaining appropriate accounting and financial reporting principles and policies, disclosure controls and procedures, and internal controls and procedures designed to assure compliance with disclosure requirements, accounting standards and applicable laws and regulations. The internal auditing department examines and evaluates the adequacy and effectiveness of the Company’s system of internal controls. The independent auditors are responsible for planning and carrying out a proper audit and reviews in accordance with generally accepted auditing standards. The Audit Committee has the powers and responsibilities set forth in this Charter, but not the duty to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”).
      The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.
II.     Duties and Responsibilities
      A. The committee shall have the sole authority to:

(i) appoint, retain, compensate, evaluate and terminate the Company’s independent auditors, who shall report directly to the committee;

(ii) approve all audit engagement fees, terms and services; and

(iii) approve all non-audit engagements with the Company’s independent auditors in accordance with applicable law. The committee may delegate the authority to grant any pre-approvals required by applicable law to one or more members of the committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the committee at its next scheduled meeting.

      B. The committee shall, at least annually, obtain, review and discuss a report by the independent auditors describing:

(i) such firm’s internal quality control procedures;

(ii) any material issues raised by the most recent internal quality control review, or peer review, of such firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by such firm; and

(iii) any steps taken to deal with any such issues.
      C. In connection with the retention of the Company’s independent auditors, the committee shall, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the independent auditors. The committee is responsible for:

(i) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

(ii) actively engaging in dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors; and

(iii) taking appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence. In connection with the committee’s evaluation of the auditors’ independence, the committee shall also review and evaluate the lead partner of the independent auditors and ensure that he or she is rotated every five years.
      D. The committee shall set hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth by applicable law.
      E. The committee shall review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.
      F. The committee shall review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including:

(i) any restriction on audit scope or on access to requested information;

(ii) any significant disagreements with management; and

(iii) significant issues discussed with the independent auditors’ national office. The committee is to decide all unresolved disagreements between management and the independent auditors regarding financial reporting.
      G. The committee shall review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including:

(i) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and

(ii) the disclosures regarding internal controls and other matters required to be reported to the committee by applicable law.

The committee shall review the findings of any examinations by the SEC of any of the Company’s filings, and any observations of the independent auditors relative thereto.
      H. The committee shall review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information, as well as any non-GAAP financial measures), as well as financial information and earnings guidance provided to analysts and rating agencies (which may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

      I. The committee shall review and discuss with the Director, Corporate Audit Services and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities, including adequacy of staffing and the annual report of the audit activities, examinations and results thereof of the internal auditing department.
      J. The committee shall ensure that there are no unjustified restrictions or limitations on the activities of the internal auditing department and will review the effectiveness of the internal audit function, including compliance with the Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.
      K. The committee shall have opportunity to review and concur in the appointment, replacement, or dismissal of the Director, Corporate Audit Services.
      L. The committee shall review and discuss with the independent auditors, the Director, Corporate Audit Services, the Chief Legal Officer and, if and to the extent deemed appropriate by the Chair of the committee, members of their respective staffs, any significant matters regarding the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices, which shall include the disclosures regarding internal controls and matters required to be reported to the committee by applicable law.
      M. The committee shall review and discuss with the Director, Corporate Audit Services and the appropriate members of the staff of the internal auditing department recommendations made by the independent auditors and the Director, Corporate Audit Services, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the committee.
      N. The committee shall review and discuss with the independent auditors:

(i) the report of their annual audit, or proposed report of their annual audit;

(ii) the accompanying management letter, if any;

(iii) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 71; and

(iv) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake. The foregoing shall include the reports required by applicable law and, as appropriate:

(a) a review of major issues regarding:

(1) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

(2) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

(b) a review of analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, and

(c) a review of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.
      O. The committee shall obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the committee under applicable law.
      P. The committee shall discuss policies with respect to risk assessment and risk management to assess, manage, and, where possible, mitigate the Company’s exposure to risk. The committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee is not required to be the sole body responsible for risk assessment and management, but the committee will discuss guidelines and policies to govern the Company’s processes by which risk assessment and risk management are undertaken. The committee’s responsibility is to ensure that management has instituted processes to identify major risks and has developed plans to deal with such risks. The committee should discuss with management the specific risks facing the Company and management’s plans for addressing risks and mitigating their potential effects.
      Q. The committee shall periodically obtain reports from management, including the Chief Legal Officer and the Company’s Director, Corporate Audit Services that the Company and its subsidiary/ foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Corporate Compliance Program. The committee will review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) regarding any allegations of non-compliance. The committee is to review and discuss reports and disclosures of insider and affiliated party transactions. The committee should advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Corporate Compliance Program. The Audit Committee has overall oversight responsibility for the Company’s compliance programs and processes. Certain other Board committees may have responsibilities that include oversight as to laws and regulations in particular subject matter areas.
      R. The committee shall establish procedures for:

(i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

(ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by applicable law.

The committee is to discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any complaints or concerns regarding the Company’s financial statements or accounting policies.

The current procedure established by the committee is as follows: (a) complaints or concerns regarding accounting or auditing matters may be communicated, anonymously and confidentially if desired, by employees (or others) via Eastman’s Corporate Compliance hotline 1-800-455-5622 (such communications will be forwarded, anonymously and confidentially if appropriate, by the hotline operator to Eastman’s Director of Ethics and Corporate Compliance, who will then promptly forward any such communication to Eastman’s Director, Corporate Audit Services); (b) complaints or concerns regarding accounting or auditing matters which are received by directors, officers, or other Company personnel will be directed to Eastman’s Director, Corporate Audit Services for handling and investigation, as appropriate. The Director, Corporate Audit Services will review with the Audit Committee the number, nature, and resolution of such complaints or concerns.
      S. The committee shall discuss with the Company’s Chief Legal Officer or independent legal advisors legal matters that may have a material impact on the financial statements or the Company’s compliance policies.
      T. The committee shall review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the committee may, in its own discretion, deem desirable in connection with the review functions described above.
      U. The Committee may initiate and oversee special investigations as needed.
      V. The committee shall report its activities regularly to the Board of Directors in such manner and at such times as the committee and the Board of Directors deem appropriate, but in no event less than once a year. Such report shall include the committee’s conclusions with respect to its evaluation of the independent auditors.

III.     Composition of the Committee
      The Audit Committee will consist of at least three members of the Board of Directors. Each member of the Audit Committee must meet the independence criteria of (a) the rules of the New York Stock Exchange, as such requirements are interpreted by the Board in its business judgment and as set forth in section II.C. of the Company’s Corporate Governance Guidelines, and (b) applicable law, including Section 301 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Securities and Exchange Commission.
      Each committee member shall receive as compensation from the Company only director’s fees (which include all forms of compensation paid to directors of the Company for service as a director or member of a Board committee). An Audit Committee member may not accept, directly or indirectly, any professional or consulting fees or any other type of compensation or fees, other than director’s fees, from the Company. Additionally, if a committee member simultaneously serves on the audit committee of more than three public companies (including that of the Company), the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the committee. The Company shall disclose any such determination in its annual proxy statement.
      Each member of the Audit Committee must be “financially literate” or must become “financially literate” within a reasonable period of time after appointment to the Audit Committee. Additionally, at least one member of the committee shall meet the criteria of a “financial expert” within the meaning of applicable law, including Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Securities and Exchange Commission.
      The Board will determine, in its business judgment, whether a member of the Committee meets the financial literacy requirement and whether at least one member meets the financial expert criteria. The designation or identification of a person as a financial expert shall not (a) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation or identification, or (b) affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.
      The Board appoints committee members and the committee Chair upon the recommendation of the Nominating and Corporate Governance Committee.
IV.     Meetings of the Committee
      The committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Chair of the committee shall, in consultation with the other members of the committee, the Company’s independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the committee, establishing agenda therefor and supervising the conduct thereof. A majority of the committee members also may call a meeting of the committee at any time. A majority of the number of committee members selected by the Board shall constitute a quorum for conducting business at a meeting of the committee. The act of a majority of committee members present at a committee meeting at which a quorum is in attendance shall be the act of the committee, unless a greater number is required by law, the Company’s certificate of incorporation or its bylaws. The committee may also take any action permitted hereunder by unanimous written consent.
      The committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors to attend a meeting of the committee or to meet with any members of, or consultants to, the committee. The committee shall meet with the Company’s management, the internal auditors and the independent auditors periodically in separate private sessions to discuss any matter that the committee, management, the independent auditors or such other persons believe should be discussed privately.

V.     Resources and Authority of the Committee
      The committee shall have the resources and authority appropriate, in the discretion of the committee, to discharge its responsibilities and carry out it duties as required by law, including the authority and funding to engage independent auditors for special audits, reviews and other procedures and to engage independent counsel and other advisors, experts or consultants. The committee shall have sole authority to approve related fees and retention terms. The committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.
      The Committee has access, as needed, to the Company’s management. The Committee’s management liaison will typically be the Director, Corporate Audit Services.
VI.     Authority to Delegate
      The committee shall have the authority, subject to applicable law and the listing requirements of the New York Stock Exchange, to delegate its responsibilities to subcommittees, composed solely of members of the Audit Committee, as the committee may deem appropriate.
VII.     Annual Review of Charter
      The Audit Committee will review and reassess, with the assistance of management, including the Chief Legal Officer and the Director, Corporate Audit Services, and the independent auditors, the adequacy of this Charter at least annually and recommend any changes to the Board.
VIII.     Annual Performance Evaluation
      The committee will conduct and review with the Board of Directors annually an evaluation of the committee’s performance with respect to the requirements of this Charter. This evaluation should also set forth the goals and objectives of the committee for the upcoming year. The committee may conduct this performance evaluation in such manner as the committee, in its business judgment, deems appropriate.
IX.     Audit Committee Report
      The Audit Committee will prepare, with the assistance of management, including the Chief Legal Officer and the Director, Corporate Audit Services, and the independent auditors, a report for inclusion in the Company’s proxy statement relating to the annual meeting of stockholders at which directors are to be elected in accordance with the rules of the Securities and Exchange Commission.
X.     Availability of Charter
      Consistent with New York Stock Exchange listing requirements, this Charter will be included on the Company’s website and will be made available upon written request sent to the Company’s Secretary. The Company’s annual report to stockholders will state that this Charter is available on the Company’s website and will be available upon written request sent to the Company’s Secretary. Additionally, this Charter will be included in the Company’s proxy statement in accordance with applicable law.

[FORM OF PAPER PROXY]

ADMISSION TICKET

Please bring this ticket if you choose to attend the Annual Meeting.
It will expedite your admittance when presented upon your arrival.

EASTMAN CHEMICAL COMPANY

Annual Meeting of Stockholders

Thursday, May 5, 2005
11:30 a.m.
Toy F. Reid Employee Center
400 South Wilcox Drive
Kingsport, Tennessee 37660
1-423-229-4647

Proxy	EASTMAN CHEMICAL COMPANY	Proxy

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ITEMS 1 AND 2.

1.	Election of Directors:

Nominees for election of three directors to serve in the class for which the term in office expires at the Annual Meeting of Stockholders in 2008 and their successors are duly elected and qualified:

(01) Michael P. Connors	(02) J. Brian Ferguson	(03) Donald W. Griffin

❑	FOR all nominees listed above (except as listed to the contrary below)	❑	WITHHOLD AUTHORITY to vote for all nominees listed above.

To withhold authority to vote for one or more individual nominees, write each nominee’s name or number below.

2.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Accountants.

❑ FOR	❑ AGAINST	❑ ABSTAIN

(CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE.)

→

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To Vote by Phone:	Call anytime toll free 1-800-542-1160 There is no charge for this call. Follow the simple instructions to record your vote.

To Vote by Internet or	Access http://www.votefast.com
Review the Proxy Statement	Follow the simple instructions presented to record your vote.

IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL THE PROXY CARD.

THANK YOU FOR VOTING.

Proxy	EASTMAN CHEMICAL COMPANY	Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2005.

The undersigned hereby appoints Theresa K. Lee and Richard A. Lorraine as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side of this proxy card, all the shares of stock of Eastman Chemical Company held of record as of March 15, 2005 by the undersigned with all the powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 5, 2005 or any adjournment or postponement thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THE REVERSE SIDE OF THIS CARD AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR ITEMS 1 AND 2.

Signature(s)

Signature(s)

Date:	, 2005

Please sign exactly as your name(s) appears on this proxy. If shares are held jointly, all joint owners should sign. If signing as executor, administrator, attorney, trustee, guardian, or in any other representative capacity, please also give your full title.

MARK (ON THE OTHER SIDE), SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

[SCRIPT OF DIALOGUE FOR REGISTERED STOCKHOLDER PROXY VOTING BY TELEPHONE]

STOCKHOLDER HEARS THIS SCRIPT

Speech 1	Welcome. Please enter the control number located in the upper right hand corner of the proxy card.

Speech 2	To vote as the Eastman Chemical Company Board recommends Press 1 now.

Speech 2A	You voted as the Board recommended. If correct, press 1. If incorrect, Press O.

Speech 3	To vote on each proposal separately, press 0 now.

Speech 4	Proposal 1: To vote FOR all nominees, Press 1 To WITHHOLD for all nominees, Press 9 To WITHHOLD for an individual nominee, press 0

Speech 5	Enter the two digit number that appears next to the nominee you DO NOT wish to vote for.

Speech 5A	Press 1 to withhold for another nominee or Press 0 if you have completed voting for Directors.

Speech 6	Proposal 2: To vote FOR, Press 1; AGAINST, Press 9, ABSTAIN, Press 0

Speech 7	You voted as follows: Proposal 1: For ALL or Withhold All OR For ALL Except... Proposal 2: For, Against, Abstain. If this is correct, Press 1 now; if incorrect, Press 0

Closing A	Thank you for voting.

Closing B*	Your vote has been canceled. Please call again, or mark, sign and return your proxy.

•	Closing B — if stockholder indicates their vote was incorrect.

[TEXT OF COMPUTER SCREENS FOR ELECTRONIC DELIVERY
OF PROXY STATEMENT AND ANNUAL REPORT TO, AND
INTERNET PROXY VOTING BY, REGISTERED STOCKHOLDERS]

VoteFast.Com
Internet Proxy Voting

Please enter the 11-digit Control Number which is located by the arrow in the box on your proxy card and click on the “Submit’’ button.

Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

Control Number: (do not include spaces) [          ] [SUBMIT]

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[EASTMAN CHEMICAL COMPANY LOGO]

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Welcome to the Eastman Chemical Company
2005 Proxy Voting Site

         Your Internet vote authorizes the Proxies to vote your shares in the same manner as if you marked, signed, and returned your Proxy Card.

Before you vote, if you would like to review the 2004
Annual Report — Click Here [Link to Annual Report]
Return by simply closing the newly opened browser window.

Before you vote, if you would like to review the 2005
Annual Meeting Proxy Statement — Click Here [Link to Proxy Statement]

Return by simply closing the newly opened browser window.

The Board of Directors recommends a vote
FOR Proposals 1 and 2

Click Here To Vote As The Board Of Directors Recommends

Click Here To Vote Individually On Each Proposal

===============================================================================

[VOTING SUMMARY — IF CLICKED “VOTE AS THE BOARD RECOMMENDS”]

[Eastman Chemical Company Logo]

I Vote As The Board Recommends

If you would like an email confirmation of your vote, please enter your email address below.

[                                                                                                    ]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or at any adjournment thereof.

[Click Here To Register Your Vote]

BACK

[FIRST SCREEN IF CLICKING “VOTE INDIVIDUALLY ON EACH PROPOSAL”]

[EASTMAN CHEMICAL COMPANY LOGO]

TO VOTE SEPARATELY ON EACH PROPOSAL — CHECK THE BOXES BELOW:

THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1	FOR ALL [ ]	WITHHOLD ALL [ ]	FOR ALL EXCEPT [ ]

Election of Directors: Nominees for election of three directors to serve in the class for which the term in office expires at the Annual Meeting of Stockholders in 2008 and their successors are duly elected and qualified:

[ ] (01) Michael P. Connors
[ ] (02) J. Brian Ferguson
[ ] (03) Donald W. Griffin

PROPOSAL 2

Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Accountants	For [ ]	Against [ ]	Abstain [ ]

If you would like to receive an Email confirmation of your vote, please enter your email address below

[			]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or at any adjournment thereof.

Click Here To Register Your Vote

[VOTING SUMMARY — IF CLICK “VOTE INDIVIDUALLY ON EACH PROPOSAL”]
================================================================================

[Eastman Chemical Company Logo]

================================================================================
THANK YOU FOR VOTING ELECTRONICALLY

Voting Summary

Your Control Number: ____

Directors:

You Voted: [For All]    [Withhold All]    [For All Except [names of nominees for whom authority to vote withheld]]

Proposal 2:

You Voted:    [For]     [Against]    [Abstain]

THANK YOU FOR VOTING

================================================================================================
If any of the above information is incorrect, return to the proxy ballot form by using the BACK feature of your browser program.

To vote another Proxy — CLICK HERE

If the above information is correct, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD. Please exit your browser program as you normally do.

[FORM OF LETTER TO EMPLOYEE STOCKHOLDERS WHO HOLD SHARES THROUGH PLANS]

Legal Department Eastman Chemical Company P.O. Box 511 Kingsport, Tennessee 37662-5075

Theresa K. Lee Senior Vice President, Chief Legal Officer and Corporate Secretary Phone: (423) 229-2097 FAX: (423) 224-9399 tklee@eastman.com

March 28, 2005

RE: 2005 ANNUAL MEETING MATERIALS

Dear Fellow Eastman Employee and Stockholder:

Our 2005 Annual Meeting of Stockholders will be held on May 5, and it is important that your shares be represented. Again this year, all employees who own Eastman shares through the ESOP or Eastman Investment Plan will access the Notice and Proxy Statement for the Annual Meeting and Eastman’s Annual Report to Stockholders electronically on the Internet. Making these materials available to you electronically rather than by sending printed material in the mail significantly reduces the Company’s printing and postage expenses and reflects our continuing efforts to increase efficiency and reduce costs through the expanded use of technology.

To access the 2004 Annual Report and the Notice and Proxy Statement for the 2005 Annual Meeting, please go to the Internet website address which appears in the voting instructions on the enclosed proxy card. (If you like, you may use your Eastman employee account to access the Internet website and review the materials). THE BUSINESS TO BE CONSIDERED AND VOTED UPON AT THE ANNUAL MEETING IS EXPLAINED IN THE PROXY STATEMENT. PLEASE REVIEW THE PROXY STATEMENT, AND THE ANNUAL REPORT, BEFORE VOTING YOUR SHARES. If you wish to receive paper copies of the Annual Report and Proxy Statement, call 1-800-742-7540.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. As explained on the enclosed proxy card, you can vote by proxy by Internet, by telephone, or by marking, signing, dating, and mailing your proxy card in the enclosed postage-paid envelope. WHETHER YOU CHOOSE TO VOTE BY COMPUTER, TELEPHONE, OR PROXY CARD, PLEASE VOTE AS SOON AS POSSIBLE. Your vote is important, regardless of the number of shares you own.

Yours very truly,

/s/ Theresa K. Lee

Theresa K. Lee
Senior Vice President, Chief Legal Officer and Corporate Secretary